Execution Version

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of December 14, 2015 (the “Effective Date”), by and between Raft River I Holdings, LLC, a Delaware limited liability company (“Seller”), Idaho USG Holdings, LLC, a Delaware limited liability company (“Purchaser”), Goldman, Sachs & Co., a New York limited partnership (“Seller’s Designee”) (solely for purposes of Sections 2.1(d) and 2.2(c) and Article IV (in particular, Section 4.6)), and U.S. Geothermal, Inc., an Idaho corporation (“Purchaser Parent”)(solely for purposes of Section 3.3 and Article IV (in particular, Section 4.6)). Each of Seller, Purchaser, Seller’s Designee, and Purchaser Parent are sometimes referred to individually as a “Party,” and collectively as the “Parties.”

WHEREAS, Seller and Purchaser are the members of Raft River Energy I LLC, a Delaware limited liability company (the “Company”);

WHEREAS, Seller and Purchaser (as successor in interest to U.S. Geothermal, Inc., an Idaho corporation) are parties to the Amended and Restated Operating Agreement of the Company dated as of August 9, 2006 and amended on November 7, 2006;

WHEREAS, pursuant to the Second Amended and Restated Operating Agreement of Raft River Energy I LLC to be entered into by the Parties as the Effective Date in the form attached hereto as Exhibit A (the “Second A&R Operating Agreement”), Seller’s Class A Units in theCompany will be converted into Class A Units and Class C Units (each as defined in the Second A&R Operating Agreement), each having the rights and preferences set forth in the Second A&R Operating Agreement;

WHEREAS, Purchaser is an indirect, wholly-owned subsidiary of U.S. Geothermal Inc., a Delaware corporation (“Parent”);

WHEREAS, Parent will issue a convertible promissory note, in the form attached hereto as Exhibit B, in the principal amount of $1,597,000 (the “Convertible Note”), to Seller’s Designee at Seller’s direction, for a portion of the Purchase Price (as defined below) and such promissory note is partially convertible into the common stock of Parent (“Parent Common Stock”); and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller’s right, title and interest in and to 100% of the Class C Units of the Company (the “Class C Units”).

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the Parties hereby agree as follows:

ARTICLE 1.

PURCHASE AND SALE

1.1                  Purchase and Sale. Subject to and in accordance with the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Class C Units for the aggregate purchase price of $5,097,000 (the “Purchase Price”).

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES

2.1                  Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

(a)                  Authorizations; Approvals. The execution and delivery by Seller of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite action. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller is not required to give any notice to, make any filing or register with, or obtain any consent, approval, authorization, waiver, permit, certificate or order of, any governmental authority or any third party to consummate the transactions contemplated by this Agreement.

(b)                  Organization. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite organizational power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

(c)                  Class C Units. Seller is the legal and beneficial owner of the Class C Units (free and clear of all encumbrances and third party interests).

(d)                  Investment Matters. Seller’s Designee has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of receiving the convertible promissory note convertible into Parent Common Stock, and Seller’s Designee will exercise independent judgment in evaluating the transaction. Seller’s Designee represents and warrants to Purchaser and Parent that Seller’s Designee is acquiring the Convertible Note and Parent Common Stock as principal for its own account and not for the benefit of any other person. Seller’s Designee is aware that the Convertible Note and Parent Common Stock have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state and that the Convertible Note and Parent Common Stock may not be offered or sold, directly or indirectly, without registration under the U.S. Securities Act or compliance with the requirements of an exemption from registration and acknowledges the Convertible Note and Parent Common Stock will bear a legend to such effect. Seller’s Designee undertakes and agrees that it will not offer, sell, or otherwise transfer the Convertible Note or Parent Common Stock unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or an exemption from such registration requirement is available. Seller’s Designee undertakes and agrees that it will not offer or sell the Parent Common Stock on the Toronto Stock Exchange.

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2.2                  Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants to Seller, and with respect to Section 2.2(c) only, to Seller’s Designee, as follows:

(a)                  Authorizations; Approvals. The execution and delivery by Purchaser of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite action. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. Purchaser is not required to give any notice to, make any filing or register with, or obtain any consent, approval, authorization, waiver, permit, certificate or order of any governmental authority or any third party to consummate the transactions contemplated by this Agreement.

(b)                  Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite organizational power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

(c)                  Investment Matters. Purchaser has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of purchasing the Class C Units, and Purchaser will exercise independent judgment in evaluating the transaction. Purchaser acknowledges that it is not relying on any advice from Seller’s Designee and that neither Seller’s Designee nor any of its affiliates is acting as a financial advisor, agent, underwriter or broker to Purchaser or any of its affiliates or otherwise on behalf of the Purchaser or any of its affiliates in connection with the transactions contemplated by this Agreement and the agreements entered into in connection herewith. Purchaser represents and warrants to Seller that Purchaser is acquiring the Class C Units as principal for its own account and not for the benefit of any other person. Purchaser is aware that the Class C Units have not been registered under the U.S. Securities Act or the securities laws of any state and that the Class C Units may not be offered or sold, directly or indirectly, without registration under the U.S. Securities Act or compliance with the requirements of an exemption from registration and acknowledges the Class C Units will bear a legend to such effect. Purchaser undertakes and agrees that it will not offer, sell, or otherwise transfer the Class C Units unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or an exemption from such registration requirement is available.

ARTICLE 3.

CLOSING; CERTAIN OTHER OBLIGATIONS OF THE PARTIES

3.1                  Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date hereof at the offices of Vinson & Elkins L.L.P., 1001Fannin Street, Suite 2500, Houston, Texas, or such other place as the Parties may agree. At the Closing, the following shall occur:

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(a)                  Seller and Purchaser shall deliver executed counterparts of the Second A&R Operating Agreement.

(b)                  Seller shall deliver a completed and executed Selling Shareholder Questionnaire, in the form attached hereto as Exhibit C.

(c)                  Seller shall deliver a certificate of non-foreign status in the form prescribed by Treasury Regulation Section 1.1445 -2(b)(2), duly executed by Seller.

(d)                  Purchaser shall (i) pay to Seller $3,500,000 of the Purchase Price via wire transfer of immediately available funds and (ii) deliver the Convertible Note for the remainder of the Purchase Price. Seller hereby directs Purchaser to issue the Convertible Note to Seller’s Designee and expressly acknowledges and agrees that such issuance will be deemed payment to Seller under this Agreement and will fully satisfy Purchaser’s obligation under Section 3.1(d)(ii).

(e)                  Effective as of the Closing, Seller hereby irrevocably assigns, transfers, conveys and delivers to Purchaser all of its right, title and interest in and to the Class C Units, and Buyer hereby accepts such assignment, transfer, conveyance and delivery.

3.2                  Further Action. Each Party will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, and will take such further actions (including, but not limited to, the execution and delivery of such further instruments and documents) as any other Party reasonably may request to fulfill the purposes of this Agreement and to further perfect the conveyance, transfer and assignment of the Class C Units to Purchaser.

3.3                  Tax Matters.

(a)                  Purchaser shall be liable for 100% of all transfer, stamp, documentary, sales, use and similar taxes arising from the transactions contemplated by this Agreement (“Transfer Taxes”). Purchaser Parent shall cause Purchaser to, and Purchaser shall, file in a timely fashion all Tax Returns relating to Transfer Taxes, unless Seller is otherwise required by law to do so, in which case Seller shall file such Tax Returns in a timely fashion. To the extent Transfer Taxes are actually collected from Seller or its affiliate, Purchaser Parent shall cause Purchaser to, and Purchaser shall, promptly remit to Seller, upon demand, an amount in cash equal to the amount of such Transfer Taxes.

(b)                  The Parties agree that the transactions contemplated by this Agreement shall be treated for federal income tax purposes, in accordance with their form, as a taxable purchase by Purchaser of the Class C Units from Seller in exchange for the consideration set forth in Section 1.1. Neither Seller nor Purchaser shall file any income tax return taking any position inconsistent with such treatment.

3.4                  Survival. The representations, warranties, and covenants of the Parties hereunder shall survive the Closing.

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ARTICLE 4.

MISCELLANEOUS

4.1                  Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule. Each of the Parties consents to submit itself to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the Borough of Manhattan in any legal proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement. Each Party waives, to the fullest extent permitted by law, any right it may have to a trial by jury.

4.2                  Entire Agreement. This Agreement, the Convertible Note, and the Second A&R Operating Agreement constitute the entire agreement of the Parties in respect of the subject matter of this Agreement and supersede any prior expressions of intent or understandings with respect thereto.

4.3                  Amendments and Waivers. Any amendment or waiver of any provision of this Agreement shall only be effective if made in writing and signed by each Party.

4.4                  Counterparts. This Agreement may be executed in any number of counterparts pursuant to original, facsimile, or electronic copies of signatures with the same effect as if the relevant Party had signed the same document pursuant to original signatures. Any single counterpart or a set of counterparts signed, in either case, by all Parties shall constitute a full and original agreement for all purposes.

4.5                  Interpretation. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. Terms defined in the singular have the corresponding meaning in the plural, and vice versa.

4.6                  Confidentiality.

(a)                  No Party shall issue any news release or other public notice or communication or otherwise make any disclosure to third parties concerning this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld or delayed) except (i) as required or expressly permitted by this Agreement, (ii) as necessary to consult with the respective attorneys, accountants, employees or other advisors of Seller or Purchaser retained in order to consummate the transactions contemplated hereby, (iii) as required by court order or otherwise mandated by law to which Seller or Purchaser are subject, or (iv) as required or requested to be disclosed in any document to be filed with any governmental entity or self-regulating similar agency (provided, however, that the disclosing Party shall disclose only so much of the confidential information as is legally required or requested). Even in cases where such prior consent is not required, Purchaser, on the one hand, and Seller, on the other hand, will, if legally permitted and practicable to do so, promptly notify the other Party of such release in advance in order to provide a reasonable opportunity to the other Party to prepare a corresponding or other similar release or other action on a timely basis. Without the consent of the other, neither Purchaser nor Seller will disclose the Purchase Price, except that such disclosure may be made to (x) officers, directors, partners, members, advisors and employees of Purchaser or Seller (which persons shall be notified of the confidential nature of such information prior to such disclosure) and (y) as required by law or by the organizational documents of the Company. Notwithstanding the foregoing provisions of this Section 4.6, Seller and Purchaser may make disclosures concerning this Agreement and the transactions consummated at the Closing to their respective affiliates, and to their and their respective affiliates’ respective partners, members, officers, directors, employees, agents, accountants, attorneys and other parties who have a need to know.

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(b)                  Each Party may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction; provided, however, that any such information is required to be kept confidential to the extent necessary to comply with any applicable securities laws. The tax structure and tax treatment of the transaction includes only those facts that may be relevant to understanding the purported or claimed U.S. federal and state income tax treatment or tax structure of the transaction and, to eliminate all doubt, therefore specifically does not include information that either reveals or, standing alone or in the aggregate with other information so disclosed, tends of itself to reveal or allow the recipient of the information to ascertain the identity of any parties involved in any of the transactions contemplated by this Agreement or other documents to be delivered in connection herewith.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the Effective Date.

SELLER:

RAFT RIVER I HOLDINGS, LLC

By: Pooja Goyal
Name: Pooja Goyal
Title: Director

PURCHASER:

IDAHO USG HOLDINGS, LLC

By: ______________________________
Name:
Title:

And solely for purposes of <u>Sections 2.1(d)</u> and <u>2.2(c)</u> and <u>Article IV</u>:

SELLER'S DESIGNEE:

GOLDMAN, SACHS & CO.

By: Pooja Goyal
Name: Pooja Goyal
Title: Managing Director

And solely for purposes of <u>Section 3.3</u> and <u>Article IV</u>:

PURCHASER PARENT:

U.S. GEOTHERMAL, INC.

By: ______________________________
Name:
Title:

[Signature Page to Purchase and Sale Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the Effective Date.

SELLER:

RAFT RIVER I HOLDINGS, LLC

By: ______________________________
Name: Pooja Goyal
Title: Director

PURCHASER:

IDAHO USG HOLDINGS, LLC

By: ______________________________
Name: Jonathan Zurkoff
Title: Treasurer

And solely for purposes of <u>Sections 2.1(d)</u> and <u>2.2(c)</u> and <u>Article IV</u>:

SELLER'S DESIGNEE:

GOLDMAN, SACHS & CO.

By: ______________________________
Name: Pooja Goyal
Title: Managing Director

And solely for purposes of <u>Section 3.3</u> and <u>Article IV</u>:

PURCHASER PARENT:

U.S. GEOTHERMAL, INC.

By: ______________________________
Name: Jonathan Zurkoff
Title: Treasurer

[Signature Page to Purchase and Sale Agreement]

Exhibit A

Form of

Second Amended and Restated Operating Agreement
of Raft River Energy I LLC

See attached.

Execution Version

SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

OF

RAFT RIVER ENERGY I LLC

A Delaware Limited Liability Company

As of December 14, 2015

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ii

Schedules

Schedule 1	Members, Membership Interests and Information for Purposes of Providing Notice
Schedule 2	[RESERVED]
Schedule 3	[RESERVED]
Schedule 4	Projected Distributable Free Cash
Schedule 5	Class C Unit Rights
Schedule 6	Baseline Net Revenue
Schedule 7	Transfer Plan
Schedule 8	Scheduled REC Income Amounts
Schedule 9	Baseline Capital Expenditure Plan
Schedule 10	Allocations Following Member B Capital Contributions

Exhibits

Exhibit A	Map of Site

iii

SECOND AMENDED AND RESTATED
OPERATING AGREEMENT

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT of RAFT RIVER ENERGY I LLC, a Delaware limited liability company (the “Company”), is dated this 14th day of December, 2015 (the “Effective Date”), by and among the Company, RAFT RIVER I HOLDINGS, LLC, a Delaware limited liability company, in its capacity as a member (“Member A”), and IDAHO USG HOLDINGS, LLC, a Delaware limited liability company, in its capacity as a member (“Member B”).

RECITALS

WHEREAS, the Company was formed by virtue of its Certificate of Formation filed with the Secretary of State of the State of Delaware on August 18, 2005;

WHEREAS, prior to the date hereof, the Company has been governed first by the Operating Agreement of the Company, effective as of January 4, 2006 (the “Original Operating Agreement”), between U.S. Geothermal, Inc., an Idaho corporation (as the initial member of the Company, “U.S. Geothermal”), and the Company, and later by the Amended and Restated Operating Agreement, dated as of August 9, 2006 and amended on November 7, 2006, by and between Member A, Member B (as successor in interest to U.S. Geothermal), and the Company (the “Amended and Restated Operating Agreement”);

WHEREAS, pursuant to that certain Consent to Transfer by and among Member A, Member B and U.S. Geothermal, dated as of the date hereof, Member A consented to the transfer of 100% of U.S. Geothermal’s interest in the Company to Member B, and whereas pursuant to that certain Contribution Agreement, dated as of the date hereof, U.S. Geothermal and Member B effected such transfer;

WHEREAS, in connection with the transfer of U.S. Geothermal’s membership interest in the Company to Member B, U.S. Geothermal provided a parent guarantee in favor of Member A, dated as of the date hereof, guaranteeing the payment and performance of all of Member B’s obligations under the Amended and Restated Operating Agreement, as amended from time to time;

WHEREAS, the Company was formed for the sole purpose of engaging in the activities and transactions contemplated by the Project Documents, including to acquire, own, maintain, manage, operate, improve, develop, finance, pledge, encumber, mortgage, sell, lease, dispose and otherwise deal with (publicly or privately and whether with unrelated third parties or with affiliated entities) a geothermal power generation project with a 13 MW nameplate capacity located on the Site in the Raft River Geothermal Resource Area in Cassia County, Idaho (the “Project”);

WHEREAS, pursuant to a Membership Admission Agreement, by and among the Company, Member A and Member B (the “Admission Agreement”), Member A purchased 500 units in the Company on the terms and subject to the conditions set forth in the Admission Agreement and was admitted to the Company as a member of the Company;

WHEREAS, the Parties desire for the Amended and Restated Operating Agreement to be amended and restated as stated herein in order to, among other things, reflect the conversion, as of the Effective Date, of Member A’s 500 Class A Units in the Company into 50 Class A Units and 450 Class C Units, each having the rights and preferences set forth herein; and

WHEREAS, pursuant to the Purchase and Sale Agreement by and between Member A and Member B dated as of the date hereof, Member B is purchasing 450 Class C Units from Member A;

NOW, THEREFORE, in consideration of the declarations herein contained and other good and valuable consideration, the Members and the Company agree as follows:

AGREEMENT

ARTICLE I
ORGANIZATION OF COMPANY

Section 1.1                  Organization; Continuation; Compliance.

Pursuant to the Delaware Limited Liability Company Act, Title 6 Del. Code § 18-101 et seq. (as it may be amended from time to time, the “Act”), the Company was formed on August 18, 2005 by virtue of the filing of its Certificate of Formation with the Delaware Secretary of State. The parties hereby ratify the execution, delivery and filing of the Certificate with the Secretary of State of the State of Delaware by the Initial Member. The Members hereby continue the Company as a limited liability company pursuant to the Act. Each of Member A and Member B shall continue as a member of the Company upon its execution of a counterpart signature page to this Agreement. The affairs of the Company shall be governed by this Agreement and the laws of the State of Delaware.

Section 1.2                  Name.

The name of the Company is Raft River Energy I LLC, or such other name as the Members may from time to time hereafter designate.

Section 1.3                  Property of the Company.

All business of the Company shall be conducted in the Company name. Company Property shall be deemed to be owned by the Company as an entity, and neither any Member nor the Manager, individually or collectively, shall have any ownership interest in such Company Property or any portion thereof. Title to any or all Company Property may be held in the name of the Company or one or more nominees, as the Members may determine. All Company Property shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company Property is held.

Section 1.4                  Place of Business.

The address of the office at which all of the records of the Company shall be kept and principal place of business of the Company shall be 390 East Parkcenter Blvd., Suite 250, Boise, Idaho 83706, or such other place or places as may be determined by the Manager.

Section 1.5                  Purpose.

The purpose of the Company shall be strictly limited to activities and transactions contemplated in the Recitals and all activities necessary, suitable, convenient or incidental thereto.

Section 1.6                  Powers.

The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other Law of the State of Delaware or by this Agreement (if not prohibited by the Act), together with any powers incidental thereto, so far as such powers and privileges are necessary, suitable or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

Section 1.7                  Registered Agent.

The Company’s registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

Section 1.8                  Term of Existence.

The Company commenced upon the filing of its Certificate with the Secretary of State of the State of Delaware and shall continue indefinitely until such time as it shall be dissolved, wound up and terminated under the provisions of Article XI hereof.

Section 1.9                  Liability to Third Parties.

Except as required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager, officer, employee, representative or agent of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a Manager, officer, employee, representative or agent of the Company.

Section 1.10                  Separateness Covenants.

(a)                  The Company shall:

(i)                  Preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii)                  Not commingle Company Property with those of any Member;

(iii)                  Maintain books and records for the Company separate from any other Person;

(iv)                  Conduct the Company’s own business in its own name;

(v)                   Prepare its own financial statements;

(vi)                  Pay the Company’s own liabilities out of its own funds;

(vii)                  Observe all Company formalities expressly required by this Agreement or the Act;

(viii)                  Maintain an arm’s-length relationship between the Company, on the one hand, and each Member and any Person affiliated with any Member, on the other hand;

(ix)                  Not guarantee or become obligated for the debts of any other Person or hold out the Company’s credit as being available to satisfy the obligations of other Persons;

(x)                  Not acquire obligations or securities of any Member;

(xi)                  Use stationery, invoices, and checks for all material Company business that separately identifies the Company;

(xii)                  Not pledge Company Property for the benefit of any other Person or make any loans or advances to any other Person, except in accordance with the terms of this Agreement and/or the Project Documents;

(xiii)                  Identify the Company as a separate entity in all material written undertakings with third parties;

(xiv)                  Correct any known misunderstanding as to its status as a separate entity;

(xv)                  Not enter into or participate in any manner in any “reportable transaction” as defined in Treasury Regulation Section 1.6011 -4(b);

(xvi)                  Notwithstanding anything to the contrary in the Agreement, not, directly or indirectly, repurchase, redeem, retire or otherwise acquire any of the Company’s capital stock, or take any other action, if, as a result, Member A would (a) be deemed to “control” the Company (as “control” is used for purposes of The Bank Holding Company Act of 1956, as amended), or (b) own or control, or be deemed to own or control, greater than 24.99% of the total equity of the Company; and

(xvii)                  Not enter into any new line of business that is inconsistent with the current business model and that significantly and adversely affects Member A or creates significant and adverse legal, regulatory or reputational consequences to Member A.

(b)                  Nothing in Section 1.10(a) shall be construed as limiting, restricting or being breached by anything contemplated by Section 6.7 hereof.

ARTICLE II
DEFINITIONS, RULES OF CONSTRUCTION

In addition to terms otherwise defined herein, the following terms are used herein as defined below:

“Act” means the Delaware Limited Liability Company Act, and any successor statute, as amended from time to time.

“Admission Agreement” has the meaning set forth in the Recitals.

“Affiliate” means, when used with reference to a specific Person (or when not referring to a specific Person shall mean an Affiliate of a Member), any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specific Person.

“After-Tax Basis” means, for purposes of determining a Member’s after-tax return from its investment in the Company, the return the Member realizes from cash distributions from the Company increased or decreased by increases or decreases in the Member’s Tax liability (or net Tax benefit) resulting from allocations of the Company’s Net Profits and Net Losses. Solely, for this purpose: (a) each Member shall be assumed to be subject to Tax at the highest marginal U.S. federal income tax rate applicable to corporations; (b) each dollar of Renewable Electricity Production Credits allocated to such Member shall be treated as a dollar of cash distributed to the Member; and (c) each Member shall be deemed to fully utilize any Net Losses allocated to such Member in the year in which such Net Losses are allocated. Member A’s determination of its After-Tax Basis, as certified in writing by its Tax Matters Member, shall be conclusive for purposes of this Agreement, absent manifest error.

“Agreement” means this Second Amended and Restated Operating Agreement, which shall govern the operation of the Company and which may be amended or supplemented from time to time in writing only in accordance with this Agreement.

“Amended and Restated Operating Agreement” has the meaning set forth in the Recitals.

“Applicable Law” means, in respect of any Person, all provisions of constitutions, laws, statutes, rules, regulations, treaties, directives, decrees, guidelines, orders and other determinations of any governmental authority or regulatory or self-regulatory body applicable to such Person or any of its property, including without limitation, zoning ordinances and the requirements of all Environmental Laws, environmental permits, all disclosure and other requirements of ERISA, the requirements of OSHA, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it or any of its property is subject or bound.

“Available Cash” means, for any fiscal period, the excess, if any, of (a) the sum of (i) all cash receipts of the Company during that fiscal period from whatever source and (ii) any cash reserves of the Company existing at the start of that fiscal period, less (b) the sum of (i) all cash amounts paid or payable (without duplication) in that fiscal period on account of any expenses of any type whatsoever incurred in connection with the Company’s business (including, but not limited to, capital expenditures, operating expenses, taxes, amortization and interest on any debt of the Company), and (ii) any cash reserves maintained consistent with the Operating Budget for the working capital, capital expenditures and future needs of the Company.

“Bankruptcy” means, with respect to any Person, if such Person (a) makes an assignment for the benefit of creditors, (b) files a voluntary petition in bankruptcy, (c) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (g) if one hundred and twenty (120) days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within ninety (90) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or if within ninety (90) days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Baseline Net Revenue” means, for any Fiscal Quarter, the amount set forth with respect to such Fiscal Quarter on Schedule 6.

“Book Value” means, for any Company Property, its adjusted basis for U.S. federal income tax purposes, except that the initial Book Value of any asset contributed by a Member to the Company will equal the agreed gross fair market value of the asset, and the Book Value will thereafter be adjusted consistently with Section 1.704 -1(b)(2)(iv)(g) of the Treasury Regulations for revaluations under Section 9.1(b)and for Depreciation for that asset.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Call Amount” has the meaning set forth in Section 8.2(b).

“Call Notice” has the meaning set forth in Section 8.2(b).

“Capital Account” has the meaning set forth in Section 9.1.

“Capital Contribution” means, for any Member, the amount of cash and value of other property contributed or deemed contributed to the Company by that Member in accordance with Article VIII.

“Capital Improvement” means any addition or modification, other than operations and maintenance activities consistent with the Baseline Capital Expenditure Plan attached hereto as Schedule 9, to the production wells, injection wells, power plant facilities or related equipment (such as pipelines) comprising the Project that results, directly or indirectly, from a Member B Capital Contribution on or after the Effective Date.

“Capital Improvement Net Cash Flow” means, for each Taxable Year during which or after which a Member B Capital Contribution is made, the amount by which the Company’s gross revenues from sales of electricity (including REC Income) less expenses incurred in connection with Capital Improvements (other than payments for Capital Improvements) exceeds the Baseline Net Revenue in such year.

“Certificate of Formation” means the Certificate of Formation of Raft River Energy I LLC filed with the Secretary of State of the State of Delaware on August 18, 2005.

“Class A Distribution Deficiency” means, with respect to any Distribution Date on or before the Effective Date, the excess, if any, of (a) the sum of (i) the Projected Distributable Free Cash with respect to Member A with respect to such Distribution Date and (ii) all Projected Distributable Free Cash with respect to Member A with respect to prior Distribution Dates over (b) the sum of (i) all actual Available Cash distributed to Member A with respect to such Distribution Date and (ii) all prior Available Cash distributed to Member A with respect to prior Distribution Dates.

“Class A Initial Allocation Period” means all Fiscal Years of the Company, commencing with the Fiscal Year in which the effective date of the Amended and Restated Operating Agreement occurred and ending with and including the Fiscal Year in which the tenth anniversary of the Placed In Service Date occurs.

“Class A Units” means the Units designated as the Class A Units, with the rights and preferences specified by this Agreement.

“Class B Initial Distribution Amount” means, for any Fiscal Year in the Class B Initial Distribution Period, $819,000.

“Class B Initial Distribution Period” means the 48 calendar month period commencing with the first full calendar month after the Placed In Service Date.

“Class B Units” means the Units designated as the Class B Units, with the rights and preferences specified by this Agreement.

“Class C Units” means the Units designated as the Class C Units, with the rights and preferences specified by this Agreement and on Schedule 5.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Minimum Gain” has the meaning set forth in Sections 1.704 -2(b)(2) and 1.704 -2(d) of the Treasury Regulations for “partnership minimum gain.”

“Company Property” means all interests, properties, whether real or personal, assets and rights of any type owned or held by the Company, whether owned or held by the Company at the date of its formation or thereafter acquired.

“Confidential Information” means (a) any information (oral or written) furnished by or on behalf of any of the Members concerning it or its owners, members, partners, officers, directors, employees, agents, representatives, advisors or Affiliates, or the Company, (b) any materials prepared in connection with Meetings of the Members and (c) the Project Documents; provided, that the term “Confidential Information” shall not include any information that (i) was already known by or in the possession of the receiving Person prior to the furnishing of such information by the disclosing Person, (ii) was or is in the public domain (either prior to or after the furnishing of such document or information) through no fault of such receiving Person and not in violation of this Agreement, (iii) was acquired by such receiving Person from another source (if such receiving Person was not aware at the time of such acquisition that such source was under an obligation of confidentiality with respect to such information) or (iv) is independently developed by the receiving Person without use of Confidential Information.

“Depreciation” means, for any Fiscal Year, all non-cash deductions allowable under the Code, including all deductions attributable to depreciation or cost recovery with respect to Company Property, including any improvements made thereto and any tangible personal property located therein, or amortization of the cost of any intangible property or other assets acquired by the Company that have a useful life exceeding one year; except that, with respect to any Company Property whose tax basis differs from its Book Value at the beginning of that Fiscal Year or other period, Depreciation means an amount that bears the same ratio to such beginning Book Value as the depreciation, amortization or other cost recovery deduction for such period for such asset for U.S. federal income tax purposes bears to its adjusted tax basis as of the beginning of such Fiscal Year. However, if the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year is zero, Depreciation will be determined using any method selected by the Manager, in their sole discretion.

“Distribution Date” shall mean the fifteenth day immediately following the end of each Fiscal Quarter and any other day so designated by the Manager (or, if any such day is not a Business Day, then the following Business Day).

“Drilling Contract” means the Daywork Drilling Contract, dated as of May 25,2006, by and between the Union Drilling, Inc. and U.S. Geothermal, Inc. (as may be amended, restated, supplemented, otherwise modified or replaced), which was assigned by Member B to the Company as contemplated by the Transfer Plan.

“Effective Date” has the meaning set forth in the preamble.

“Energy Sales Agreement” means the Firm Energy Sales Agreement, dated as of December 29, 2004, between Idaho Power Corporation and Member B (as may be amended, restated, supplemented, otherwise modified or replaced), which was assigned by Member B to the Company as contemplated by the Transfer Plan.

“EPC Contract” means the Engineering, Procurement and Construction Contract, dated as of December 5, 2005, between Ormat Nevada, Inc. and Member B (as may be amended, restated, supplemented, otherwise modified or replaced), which was assigned by Member B to the Company as contemplated by the Transfer Plan.

“Fair Market Value” means the value of any specified interest or property (which shall not in any event be less than zero) that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is an affiliate of the other or under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller; provided that in determining the Fair Market Value of the Class A Units for the purposes of Section 7.4, no value shall be attributed to Member B Capital Improvements or any other improvements to the Project associated with or resulting from a Member B Capital Contribution.

“Fiscal Quarter” has the meaning set forth in Section 6.6.

“Fiscal Year” has the meaning set forth in Section 6.6.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“GS Entity” has the meaning set forth in Section 14.11(d).

“Indemnitee” has the meaning set forth in Section 13.2.

“Initial Member” means Member B.

“Interconnection Agreement” means the Interconnection and WheelingAgreement, dated as of March 9, 2006, by and between the Company and Raft River Rural Electric Cooperative, Inc. (as may be amended, restated, supplemented, otherwise modified or replaced).

“IRS” has the meaning set forth in Section 6.7(g).

“Issuer” has the meaning set forth in Section 14.11(d).

“Majority Vote” means, with respect to actions to be taken by Members, the affirmative vote or consent of Members holding, in aggregate, more than 50% of the Units then outstanding.

“Manager” has the meaning set forth in Section 5.1.

“Master Services Agreements” means (a) the Master Service Agreement, dated as of June 26, 2006, by and among the Company, Baker Hughes Oilfield Operations, Inc. and Baker Petrolite Corporation, (b) the Master Service Agreement, dated as of July 17, 2006, by and between the Company and Weatherford International, Inc., (c) any other master services agreement that the Company may enter into with respect to contracting work, services, supplies and equipment rental in furtherance of or pertaining to development of the Facility and (d) any agreement entered into under a master agreement referred to in clause (i), (ii) or (iii).

“Member” means, at any time, any Person to whom Units are issued by the Company in exchange for capital contributions in such amounts and at such times as determined by the Manager and any Person who then owns a Unit and is admitted as a Member in accordance with this Agreement.

“Member A” has the meaning set forth in the preamble.

“Member B” has the meaning set forth in the preamble.

“Member B Capital Contribution” has the meaning set forth in Section 8.2(b).

“Member B Capital Improvement” means any Capital Improvement funded by Capital Contributions made to the Company solely by Member B in accordance with Section 8.2(b).

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Liability, equal to the Company Minimum Gain that would result if such Member Nonrecourse Liability were treated as a Nonrecourse Liability, determined in accordance with Section 1.704 -2(i)(3) of the Treasury Regulations.

“Member Nonrecourse Liability” has the meaning set forth in Section 1.704 -2(b)(4) of the Treasury Regulations for “partner nonrecourse liability”.

“Net Losses” has the meaning set forth in Section 9.2(a).

“Net Profits” has the meaning set forth in Section 9.2(a).

“Nonrecourse Deductions” has the meaning set forth in Sections 1.704 -2(b)(1) and 1.704 -2(c) of the Treasury Regulations.

“Nonrecourse Liability” has the meaning set forth in Section 1.704 -2(b)(3) of the Treasury Regulations.

“Notice” has the meaning set forth in Section 14.14.

“Notification; Notice” means a notice permitted or required to be given to any Person hereunder. Each such Notification or Notice must be given in the manner provided in Section 14.13.

“O&M Agreement” means that certain Management Services Agreement, dated as of the date hereof, between the Company and the Operator.

“Operating Budget” has the meaning set forth in Section 5.10.

“Operator” means Raft River Services, LLC, in its capacity as Operator of the Project, and any successor operator appointed from time to time in accordance with this Agreement and the O&M Agreement.

“Original Operating Agreement” has the meaning set forth in the Recitals.

“Other Income” means any proceeds realized from the sale, transfer or other use of any of the steam or water derived from the geothermal resources from the Project after such steam or water has been used for the generation of electricity (or available for use in the event the Project is not at such point generating electricity).

“Party” means each party to this agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership or other entity.

“Phase II” has the meaning set forth in Section 5.6.

“Pipeline Construction Contract” means the Construction Contract, dated as of May 22, 2006, by and between the Company and IBI d/b/a Industrial Builders (as may be amended, restated, supplemented, otherwise modified or replaced).

“Placed In Service Date” means the date that the Project was “placed in service” for U.S. federal income tax purposes under Section 45 of the Code.

“Power Line Construction Contract” means the Construction Contract for Well Distribution Lines, dated as of May 16, 2006, by and between the Company and Raft River Rural Electric Cooperative, Inc. (as may be amended, restated, supplemented, otherwise modified or replaced).

“Power Transmission Agreement” means the Service Agreement for Point-to-Point Transmission Service, dated as of June 24, 2005, by and between the United States of America, Department of Energy (acting by and through the Bonneville Power Administration) and U.S. Geothermal, Inc., as amended April 6, 2006 (and as may be further amended, restated, supplemented, otherwise modified or replaced), which was assigned by Member B to the Company as contemplated by the Transfer Plan.

“Proceeding” has the meaning set forth in Section 13.3.

“Project” has the meaning set forth in the Recitals.

“Project Documents” means the following documents: this Agreement, the Admission Agreement, the O&M Agreement, the Drilling Contract, the Energy Sales Agreement, the EPC Contract, the Interconnection Agreement, the Master Services Agreements, the Pipeline Construction Contract, the Power Line Construction Contract, the Power Transmission Agreement, the Project Permits, the REC Sale Agreement, the Revolver Agreement, the Site Leases and any other contracts to which the Company is or becomes party to in connection with the Project.

“Project Permits” means all of the permits listed on the Transfer Plan.

“Projected Distributable Free Cash” means, for any Distribution Date, the amount set forth on Schedule 4.

“REC Income” means proceeds realized from the sale or transfer of: (a) characteristics or attributes of energy generated by the Project such as renewable or “green” characteristics, including pursuant to the REC Sale Agreement; or (b) emission allowances, along with any governmental payments or subsidies (other than Renewable Electricity Production Credits).

“REC Sale Agreement” means that Renewable Energy Credit Purchase and SaleAgreement, dated as of July 29, 2006, by and between the Company and Holy Cross Energy, a Colorado cooperative electric association, as amended December 3, 2008 and December 15, 2010 (and as may be further amended, restated, supplemented, otherwise modified or replaced), with respect to the sale and purchase of Renewable Electricity Production Credits.

“Renewable Electricity Production Credits” means any qualifying tax credits claimed by Member A under Section 38 of the Code with respect to electricity produced and sold by the Company from geothermal energy at a qualified facility as described in Section 45 of the Code.

“Representative” has the meaning set forth in Section 14.11(a)(i).

“Revolver Agreement” means that certain Revolving Credit Agreement, dated as of the effective date of the Amended and Restated Operating Agreement, between U.S. Geothermal and the Company.

“Site” means the project site located in Cassia County, Idaho, approximately 40 miles southeast of Burley, the county seat. The project site encompasses 660 acres, divided into two parcels, both located in Township 15 South Range 26 East, Boise Meridian. The first parcel, which contains the office complex and three geothermal production wells, is 240 acres and is located in Sections 22 and 23. The second parcel, 320 acres, is located in Section 25 and contains one production well and two injection wells. The company also holds seven additional leases. The first parcel covers 160 acres and includes the RRGE#2 geothermal production well. The second parcel encompasses private geothermal rights. This description of the Site is qualified by reference to the map of the Site attached hereto as Exhibit A.

“Site Leases” means all of the leases listed on the Transfer Plan.

“Tax Correspondence” means all written and oral communications from the Internal Revenue Service (or other taxing authority) relating to any item of income, gain, loss or deduction arising with respect to any activities or assets of the Company, whether communicated with respect to an audit or otherwise.

“Tax Matters Member” has the meaning set forth in Section 6.7(a).

“Taxable Year” has the meaning set forth in Section 6.7(f)(i).

“Transfer” has the meaning set forth in Section 7.1(a).

“Transfer Plan” means the plan attached as Schedule 7 hereto pursuant to which certain assets and contracts were transferred or assigned by Member B to the Company.

“Treasury Regulations” means the U.S. federal income tax regulations issued by the U.S. Treasury Department under the Code, as in effect on the date hereof.

“UCC” has the meaning set forth in Section 3.2(b).

“Unit” means, with respect to any Member at any time, the ownership interest of such Member in the Company at such time. Such interest includes, without limitation, (a) all rights of a Member to receive distributions of revenues, allocations of income and loss and distributions of liquidation proceeds under this Agreement and (b) all management rights, voting rights and rights to consent.

“U.S. Geothermal” has the meaning set forth in the Recitals.

“USG Promissory Note” means that certain Promissory Note, dated as of the Effective Date, with an initial principal amount of $1,597,000, issued by U.S. Geothermal Inc. to Goldman, Sachs & Co., as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Written Submission” has the meaning set forth in Section 6.7(b).

Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and other gender, masculine, feminine or neuter, as the context requires. References to any act, statute or regulation means such act, statute or regulations as amended at the time and include any successor legislation or regulations. References to any agreement or instrument means such agreement or instrument as amended or modified from time to time in accordance therewith and herewith. For purposes of this Agreement, unless the context clearly requires otherwise, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (b) the word “or” is not exclusive and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof. Except as otherwise stated, reference to Articles, Sections, Schedules, Exhibits and Annexes mean the Articles and Sections of, and the Schedules, Exhibits and Annexes to, this Agreement. The Schedules, Exhibits and Annexes hereto are hereby incorporated by reference into and shall be deemed a part of this Agreement.

ARTICLE III
MEMBERS

Section 3.1                  Members.

The Members of the Company as of the Effective Date are Member A and Member B, and the addresses of, and other information needed for purposes of providing notice to, such Members are as set forth on Schedule 1, which shall be revised from time to time as needed in order to keep such information current. As of the Effective Date, there are no other Members of the Company and no other Person has any right to take part in the ownership of the Company.

Section 3.2                  Membership Interest; Units.

(a)                  For periods before the Effective Date, each Member shall be entitled to the number and class of Units set forth opposite such Member’s name on Schedule 1. Effective as of the Effective Date, the Class A Units are recapitalized into Class A Units and Class C Units, with the rights and preferences specified by this Agreement. For periods beginning on or after the Effective Date, each Member shall be entitled to the number and classes of Units set forth opposite such Member’s name on Schedule 1-A . The Company shall not issue any certificates evidencing any Units unless required in connection with any loan issued to Member B or an affiliate that is secured by all or any of the Class B or Class C Units.

(b)                  Each Unit shall constitute a “security” within the meaning of, and governed by, Article 8 of (i) the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware (6 Del. C. § 8-101, et seq.) (the “UCC”), and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Each Member hereby agrees that its interest in the Company and its Unit for all purposes shall be personal property. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the UCC, such provision of Article 8 of the UCC shall control.

Section 3.3                  Authority of Members.

Other than as may be authorized by the Manager, no Member has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

Section 3.4                  Creation of Additional Units.

The Company may (i) issue additional Units or (ii) create and issue such additional classes or series of Units, and each such Unit shall have all of the rights, privileges, preferences and obligations specifically provided for in, or permitted by, this Agreement. Upon the issuance, pursuant to and in accordance with this Article III, of any class or series of Units, this Agreement may be amended in accordance with Section 14.5, and Persons may be authorized to execute, acknowledge, deliver, file and record, if required, such documents, to the extent necessary or desirable to reflect the admission of any additional Member to the Company or the authorization and issuance of such class or series of Units, and the related rights and preferences thereof. All Units issued following the date hereof shall be either Class A Units, Class B Units, or Class C Units, or a new class of Units, as shall be agreed at such time among the Members.

ARTICLE IV
MEETINGS OF MEMBERS

Section 4.1                  Place of Meetings.

All meetings of Members shall be held at the principal office of the Company or at such other place as may be designated by the Manager or by the Members calling the meeting.

Section 4.2                  Meetings.

(a)                  An annual meeting of Members for the transaction of such business as may properly come before the meeting shall be held at such place, on such date and at such time as the Manager shall determine.

(b)                  Special meetings of Members for any proper purpose or purposes may be called at any time by the Manager or by the holders of a majority of either of the Class A Units or Class B Units then outstanding.

Section 4.3                  Notice.

A Notification of all meetings, stating the place, date and time of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting to each Member.

Section 4.4                  Waiver of Notice.

Attendance of a Member at a meeting shall constitute a waiver of Notification of the meeting, except where such Member attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notification of a meeting may also be waived in writing. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the Notification of the meeting but not so included, if the objection is expressly made at the meeting.

Section 4.5                  Quorum.

The presence, either in person or by proxy, of Members holding at least a majority of the outstanding Units of each class is required to constitute a quorum at any meeting of the Members.

Section 4.6                  Voting.

(a)                  Except as expressly set forth in this Agreement (including Section 4.6(c) below), Member A shall not be entitled to vote on any matter submitted to the vote of the Members. Each Member (other than Member A) shall be entitled to vote on any matter submitted to a vote of the Members and shall be entitled to one (1) vote for each Unit held by such Member. Members may vote either in person or by proxy at any meeting.

(b)                  With respect to any matter other than a matter for which the affirmative vote of Members owning a specified percentage of the Units is required by the Act, the Certificate of Formation or this Agreement, the affirmative Majority Vote of the Members at a meeting at which a quorum is present shall be the act of the Members.

(c)                  Notwithstanding any other provision contained in this Agreement to the contrary, no act shall be taken, sum expended, decision made, obligation incurred or power exercised by the Company, or any officer or the Manager on behalf of the Company, in each case without the approval of Members holding at least (A) 51% of the Class A Units then outstanding and (B) 51% of the Class B Units then outstanding, each class voting or consenting, as the case may be, separately, with respect to any of the following:

(i)                  amending, modifying or terminating this Agreement or the Certificate of Formation in any manner that disproportionately and adversely affects the rights, preferences or privileges of any holder of a class of Units as compared to the holders of other classes of Units;

(ii)                  reclassifying any Units, or consummating any restructuring or reorganization of the Company, in any manner that disproportionately and adversely affects the rights, preferences or privileges of any holder of a class of Units as compared to the holders of other classes of Units;

(iii)                  entering into, amending, terminating or failing to enforce (or abandoning any right under) any agreement or other transaction with any Affiliate; provided that this clause (iii) shall not apply to (A) agreements or other transactions between or among the Company and its wholly-owned subsidiaries or (B) such entry into or amendments to agreements where the Company reasonably demonstrates that such agreement or amendment is on terms no less favorable to the Company than those that might be obtained at the time from an unaffiliated third party;

(iv)                  until the earlier of (A) ten (10) years following the date that Member A initially acquired Units in the Company and (B) the date on which Member A notifies the Company that it is relinquishing the right set forth in this clause (iv), selling, leasing or otherwise disposing of all or substantially all of the assets of the Company;

(v)                  dissolving or liquidating the Company;

(vi)                  permitting any of the Company’s subsidiaries to take any action that, if taken by the Company, would require consent under this Section 4.6(c); and

(vii)                  entering into any agreement to do any of the foregoing.

Section 4.7                  Conduct of Meetings.

The Manager shall have full power and authority concerning the manner of conducting any meeting of the Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article IV, the conduct of voting, the validity and effectiveness of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Manager shall designate a Person to serve as chairperson of any meeting and shall further designate a Person to take minutes of any meeting. The chairperson of the meeting shall have the power to adjourn the meeting from time to time, without notice, other than announcement of the time and place of the adjourned meeting. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

Section 4.8                  Action by Written Consent.

Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted. Such consent shall have the same force and effect as a vote of the signing Members at a meeting duly called and held pursuant to this Article IV. No prior notice from the signing Members to the Company or other Members shall be required in connection with the use of a written consent pursuant to this Section 4.8. Notification of any action taken by means of a written consent of Members shall, however, be sent within a reasonable time after the date of the consent by the Company to all Members who did not sign the written consent, but in any event, such Notification shall be sent no later than five (5) Business Days after such action is taken.

Section 4.9                  Proxies.

A Member may vote either in person or by proxy executed in writing by the Member. A facsimile, email or similar transmission by the Member or a photographic, facsimile, photocopy or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section 4.9. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Company before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Manager who shall decide all questions touching upon the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairperson of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Units that are the subject of such proxy are to be voted with respect to such issue.

ARTICLE V
MANAGEMENT OF THE COMPANY

Section 5.1                  Management of Business.

Except as otherwise expressly provided in this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the “Manager.” The Manager shall be a “manager” of the Company within the meaning of Section 18-101(10) of the Act. The Manager as of the Effective Date shall be Member B.

Section 5.2                  General Powers of Manager; Activities.

(a)                  Except as may otherwise be expressly provided in this Agreement, the Manager shall have complete and exclusive discretion in the management and control of the business and affairs of the Company, including the right to make and control all ordinary and usual decisions concerning the business and affairs of the Company. The Manager shall, subject to Section 4.6(c), possess all power, on behalf of the Company, to do or authorize the Company or to direct the officers of the Company, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company.

(b)                  The Manager shall devote so much of its time to the affairs of the Company and the conduct of the Company business as it, in its sole judgment, shall reasonably determine to be required and shall not be obligated to do or perform any act or thing in connection with the business of the Company not expressly set forth herein.

Section 5.3                  Limitations on Powers of Manager.

The enumeration of powers in this Agreement shall not limit the general or implied powers of the Manager or any additional powers provided by law.

Section 5.4                  Compensation.

The Manager shall serve without compensation.

Section 5.5                  Resignation and Removal.

The Manager may resign by providing written Notice to the Company and the Members; provided that the Manager’s resignation may not be effective until a successor Manager is selected pursuant to this Section 5.5. The Manager may be removed for cause by the Members holding approval of Members holding at least (a) 51% of the Class A Units then outstanding and (b) 51% of the Class B Units then outstanding, each class voting or consenting, as the case may be, separately, but excluding the Units of any Member who is, or is an Affiliate of, the Manager. For purposes of this section, “cause” means: (i) fraud, intentional misconduct, gross negligence, or criminal violation of Law by the Manager in the performance of its duties and obligations under this Agreement or in connection with causing the Company to perform in accordance with the Project Documents; (ii) the Bankruptcy or dissolution of the Manager; (iii) a material breach by Manager of this Agreement which could reasonably be expected to adversely affect the Tax credits available to the Members, which breach has not been cured within thirty (30) days from the date Notice thereof is given to the Manager by a Member; or (iv) if neither the Manager nor any Affiliates of the Manager is a Member of the Company. Upon the resignation or removal of the Manager, the Members holding (A) 51% of the Class A Units then outstanding and (B) 51% of the Class B Units then outstanding shall select a new Manager but, in the case of the removal of the Manager as provided herein, excluding the Units of any member who is, or is an Affiliate of, the Manager so removed. Except as provided in Section 5.5, the Manager shall not resign its rights or obligations as Manager without the prior written approval of each Member.

Section 5.6                  Other Business.

The Manager and Members may engage in or possess an interest in other business ventures of every kind and description, independently or with others, including, without limitation, the development, construction and operation of a separate geothermal power generation project near the Project (referred to herein as “Phase II”). Neither the Company nor any Member shall have any right, by virtue of this Agreement or the Company relationship created hereby, in or to such other ventures or activities of the Manager or any other Member or any of their respective Affiliates, or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

Section 5.7                  Standard of Care; Liability.

NOTWITHSTANDING ANY PROVISION TO THE CONTRARY ELSEWHERE IN THIS AGREEMENT, TO THE EXTENT THAT, AT LAW OR IN EQUITY, THE MANAGER OR ANY MEMBER HAS ANY DUTIES (FIDUCIARY OR OTHERWISE) AND LIABILITIES RELATING THERETO TO THE COMPANY OR ANOTHER MEMBER OF THE COMPANY, (A) NEITHER THE MANAGER NOR ANY MEMBER SHALL BE LIABLE TO THE COMPANY OR THE OTHER MEMBERS FOR ACTIONS TAKEN BY THE MANAGER, ANY MEMBER OR ANY OF THEIR AFFILIATES IN RELIANCE UPON THE PROVISIONS OF THIS AGREEMENT, (B) THE MANAGER IS EXPRESSLY PERMITTED TO SERVE AS A MANAGER OR DIRECTOR OF ANY OTHER ENTITY, INCLUDING OTHER ENTITIES IN THE SAME OR SIMILAR INDUSTRIES, (C) EACH MEMBER AND THE MANAGER IS PERMITTED TO EXPLORE AND DEVELOP BUSINESS OPPORTUNITIES OUTSIDE OF THE COMPANY, EVEN IF SUCH OPPORTUNITIES MAY COMPETE WITH THE ACTIVITIES OF THE COMPANY, (D) NO MANAGER OR MEMBER IS REQUIRED, BY VIRTUE OF THEIR POSITION AS A MANAGER OR MEMBER, TO PRESENT BUSINESS OPPORTUNITIES IN THE GEOTHERMAL INDUSTRY OR UTILIZING GEOTHERMAL RESOURCES TO THE MANAGER, THE COMPANY OR THE OTHER MEMBERS BEFORE PURSUING SUCH OPPORTUNITIES IN ANY CAPACITY OR ON BEHALF OF ANY OTHER ENTITY, AND (E) THE DUTIES (FIDUCIARY OR OTHERWISE) OF THE MANAGER AND EACH MEMBER ARE INTENDED TO BE MODIFIED AND LIMITED TO THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT, AND, EXCEPT FOR THE IMPLIED CONTRACTUAL COVENANT OF GOOD FAITH AND FAIR DEALING, TO THE GREATEST EXTENT PERMITTED BY LAW, NO IMPLIED COVENANTS, FUNCTIONS, RESPONSIBILITIES, DUTIES, OBLIGATIONS OR LIABILITIES SHALL BE READ INTO THIS AGREEMENT, OR OTHERWISE EXIST AGAINST THE MANAGER OR ANY MEMBER.

Section 5.8                  Appointment and Authority of Officers.

The Manager shall have the right to appoint officers of the Company. The scope of any such officer’s power and authority shall be as expressly set forth in a resolution of the Manager, and no officer shall have greater power or authority than the Manager. Without the requisite prior approval of the Members in respect thereof, no officer shall, on behalf of the Company, authorize, engage in or enter into any of the transactions or actions specified in Section 4.6(c). The Manager shall have the right to modify or limit the authority of, or remove, and officer of the Company at any time, either for or without cause.

Section 5.9                  Execution of Company Documents.

When the taking of such action has been authorized by the Manager or (if required) the Members, the Manager or any officer of the Company, as the case may be, may execute any contract, agreement, instrument, certificate or other document on behalf of the Company and may execute and file on behalf of the Company with the Secretary of State of the State of Delaware any document, certificate or instrument, including without limitation any (a) certificate of amendment to the Certificate of Formation, (b) one or more restated certificates of formation, (c) certificate of merger or consolidation or (d) upon the dissolution and completion of winding up of the Company, certificate of dissolution.

Section 5.10                  Operating Budget.

The annual budget of the Company and any modification, amendment or supplement thereto shall be established for each year pursuant to the O&M Agreement (the “Operating Budget”).

ARTICLE VI
BOOKS AND RECORDS; TAX MATTERS

Section 6.1                  Bank Accounts; Investments.

Capital Contributions, revenues and any other Company funds shall be deposited by the Company in a bank account established in the name of the Company, or shall be invested by the Company, at the direction of the Manager, in furtherance of the purpose of the Company set forth in Section 1.5. No other funds shall be deposited into Company bank accounts or commingled with Company investments. Funds deposited in the Company’s bank accounts may be withdrawn only to be invested in furtherance of the Company’s purposes, to pay Company debts or obligations or to be distributed to the Members pursuant to this Agreement.

Section 6.2                  Records Required by Act; Right of Inspection.

(a)                  During the term of the Company’s existence and for a period of four (4) years thereafter, there shall be maintained in the Company’s principal office all records required to be kept pursuant to the Act, including a current list of the names, addresses and Units held by each of the Members (including the dates on which each of the Members became a Member), copies of this Agreement and the Certificate of Formation, including all amendments or restatements, and correct and complete books and records of account of the Company.

(b)                  On written request, a Member may examine and copy, at any reasonable time, for any purpose reasonably related to such Member’s interest as a Member of the Company, and at the Member’s expense, records required to be maintained under the Act and such other information regarding the business, affairs and financial condition of the Company as is reasonable for the Member to examine and copy. Upon written request by any Member made to the Company at the address of the Company’s principal office, the Company shall provide to the Member without charge true copies of this Agreement and the Certificate of Formation and all amendments or restatements.

Section 6.3                  Books and Records of Account.

The Company shall maintain adequate books and records of account that shall be maintained on the accrual method of accounting and on a basis consistent with GAAP and appropriate provisions of the Code, containing, among other entries, a Capital Account for each class of Units held by each Member. The Company shall also maintain books for the purpose of registering the transfer of Units.

Section 6.4                  Other Information Rights.

The Company shall furnish to each Member:

(a)                  Within twenty (20) days after the end of each calendar month and forty-five (45) days after the end of each calendar quarter (other than for the month and calendar quarter ending simultaneously with the end of the Company’s Fiscal Year), an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of changes in cash flow of the Company for such month and for the current Fiscal Year to the end of such month setting forth in comparative form the Company’s financial statements for the corresponding periods for the prior Fiscal Year, if any, including a comparison to the then current budget, all in reasonable detail.

(b)                  Within ninety (90) days after the end of each Fiscal Year, an audited balance sheet of the Company as of the end of such year and audited statements of income and of changes in cash flow of the Company for such year, including comparisons to the corresponding periods in prior years, prepared in accordance with GAAP consistently applied.

(c)                  No later than sixty (60) days prior to the start of each new Fiscal Year, the Operating Budget approved in accordance with Section 5.10, which Operating Budget shall be in reasonable detail and contain a projected financial statement for such fiscal year on a monthly basis, and operating goals for the Project, and promptly after preparation from time to time, any revisions to the forecasts contained therein.

(d)                  Notice of any noncompliance by the Company with any Applicable Law that could reasonably be likely to have a material adverse affect on the business, assets, financial condition, prospects or results of operations of the Company.

(e)                  Any other financial or other information available to the officers of the Company as any Member reasonably requests.

Section 6.5                  Audits.

The fiscal year-end financial statements to be delivered pursuant to Section 6.4(a) shall be audited. The audit shall be performed by a nationally-recognized accounting firm selected by Manager in its sole discretion.

Section 6.6                  Fiscal Year.

The fiscal year of the Company shall be as required under the Code (the “Fiscal Year”). Beginning January 1, 2009, the Fiscal Year shall be the calendar year. Each Fiscal Year shall consist of four quarters (each, a “Fiscal Quarter”) ending on the last day in March, June, September and December of each fiscal year.

Section 6.7                  Tax Matters.

(a)                  Member A is hereby designated Tax Matters Member for the Company in accordance with the definition of “tax matters partner” set forth in Section 6231 of the Code and shall be so designated in each U.S. federal information return filed on behalf of the Company in the Class A Initial Allocation Period; Member B is hereby designated Tax Matters Member for the Company, with respect to Taxable Years after the Class A Initial Allocation Period only, in accordance with the definition of “tax matters partner” set forth in Section 6231 of the Code and shall be so designated in each U.S. federal information return filed on behalf of the Company in all Taxable Years after the Class A Initial Allocation Period. The Member so designated for the Company at any time shall be referred to herein as the “Tax Matters Member”. The Tax Matters Member shall not be liable to the Company or any Member or Affiliate of the Company or any Member for any act or omission taken or suffered by it in such capacity in good faith and in the belief that such act or omission is in or is not opposed to the best interests of the Company and shall, to the fullest extent permitted by law, be indemnified by the Company in respect of any claim based upon such act or omission; provided, however, that such act or omission does not constitute gross negligence, fraud or willful misconduct.

(b)                  The Tax Matters Member shall promptly deliver to each Member copies of all written Tax Correspondence and shall promptly advise each Member of the content of any substantive verbal Tax Correspondence. The Tax Matters Member shall use all reasonable efforts to provide each Member and its attorneys the opportunity to attend any such conversations, and shall keep each Member advised of all developments with respect to any proposed adjustments that come to the Tax Matters Member’s attention. In addition, the Tax Matters Member shall (x) provide to each Member draft copies of any substantive correspondence or filing to be submitted by the Tax Matters Member to the IRS (or other taxing authority), including, without limitation, with respect to any tax contest (a “Written Submission”), at least 14 Business Days prior to the date the Written Submission is required to be submitted, (y) shall consider in good faith changes or comments to the Written Submission requested by other Members, and shall consult with such other Members with respect to such changes and comments; provided, however, that if the Tax Matters Member and the other Members, acting reasonably, cannot agree on the changes or comments to the Written Submission, the Tax Matters Member’s changes or comments shall control, and (z) shall provide to each Member a final copy of the Written Submission. The Tax Matters Member shall provide each Member with notice reasonably in advance of any scheduled meetings or conferences (including telephone conferences) with respect to any tax contest, and such other Members and their counsel will have the right to attend any such scheduled meetings or conferences. The Tax Matters Member will take such reasonable actions, including providing powers of attorney, as may be necessary for each Member and its counsel to attend such meetings and conferences. Each Member shall provide the Tax Matters Member with written comments to drafts of Written Submissions delivered pursuant to this Section 6.7(b) within seven (7) Business Days of receipt of such drafts. Each Member shall be deemed to have no comments if the Tax Matters Member has not received such Member’s written comments within seven (7) Business Days of receipt of such drafts.

(c)                  The Tax Matters Member agrees that it will not take the following actions without each Member’s consent (such consent not to be unreasonably withheld, delayed or conditioned):

(i)                  Settling or proposing a settlement with the IRS regarding a tax contest;

(ii)                  Terminating an extension of the statute of limitations regarding the Company’s tax year;

(iii)                  Seeking technical advice or otherwise involving IRS personnel outside the audit team or using procedures (e.g., a Pre-Filing Agreement or Industry Issue Resolution Program) outside the normal audit procedures with respect to a tax contest; and

(iv)                  If a tax contest results in a deficiency, choosing the forum for appeals or litigation, and settling or proposing a settlement for such a controversy.

(d)                  At the Company’s expense, the Tax Matters Member shall cause a nationally-recognized accounting firm designated by Manager in its sole discretion to prepare the U.S. federal income tax returns for the Company and all other tax and information returns of the Company, including state and local tax returns. The Tax Matters Member may extend the time for filing any such tax returns as provided for under applicable statutes. Each Member shall provide such information, if any, as may be reasonably needed by such accounting firm for purposes of preparing such tax returns, provided that such information is readily available from regularly maintained accounting records. Draft Forms K-1 and any other information required for the Members to prepare financial statements or tax returns (including state apportionment information) shall be provided to the Members no later than sixty (60) days after the end of the Company’s Taxable Year. At least sixty (60) days prior to filing the U.S. federal and state income tax returns and information returns of the Company, the Tax Matters Member shall deliver to the Members for their review a copy of the Company’s U.S. federal and state income tax returns and information returns in the form proposed to be filed for each Taxable Year, and shall incorporate all reasonable changes or comments to such proposed tax returns and information returns requested by Members at least ten days prior to the filing date for such returns. Notwithstanding the foregoing, in the event the Tax Matters Member and another Member have a disagreement with respect to such tax returns, such disagreement, to the extent the parties are not able to reach agreement, shall be resolved by a nationally-recognized accounting firm designated by Manager in its sole discretion, whose costs shall be shared equally by Member A and Member B and whose determination shall be final. After taking into account any such changes described above, the Tax Matters Member shall cause the Company to timely file, taking into account any applicable extensions, such tax returns. Within twenty (20) days after filing such U.S. federal and state income tax returns and information returns of the Company, the Tax Matters Member shall cause the Company to deliver to each Member a copy of the Company’s U.S. federal and state income tax returns and information returns as filed for each Taxable Year, together with any additional tax-related information in the possession of the Company that such Member may reasonably and timely request in order to properly prepare its own income tax returns.

(e)                  The Operator, to the extent that Company funds are available, shall cause the Company to pay any taxes payable by the Company (it being understood that the expenses of preparation and filing of the tax returns, and the amounts of taxes, are expenses of the Company and not of the Tax Matters Member); provided that the Tax Matters Member shall not be required to cause the Company to pay any tax so long as the Company (under the direction of the Tax Matters Member as described above) is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Company.

(f)                  To the extent that the Company may, or is required to, make elections for U.S. federal, state or local income or other tax purposes, such elections shall be made by the Tax Matters Member. The Tax Matters Member agrees to cause the Company to make the following elections for tax purposes:

(i)                  To adopt the calendar year as its taxable year (the “Taxable Year”), unless otherwise required by law;

(ii)                  To adopt the accrual method of accounting;

(iii)                  To compute the allowance for depreciation utilizing the shortest life and fastest method permissible under the Modified Accelerated Cost Recovery System or other applicable depreciation system, for tax purposes only;

(iv)                  To amortize organization expenditures, if any, over a sixty (60) month period in accordance with Code Section 195(b) and any similar state statute;

(v)                  To amortize start-up expenditures, if any, over a sixty (60) month period in accordance with Code Section 709(b) and any similar state statute;

(vi)                  To make such other elections as it may deem advisable to reduce Company taxable income to the maximum extent possible and to take deductions in the earliest Taxable Year possible; and

(vii)                  To make the election provided under Code Section 754 and any corresponding provision of applicable state law at the request of any Member.

(viii)                  To the extent permitted by law, the Members agree to report their tax items with respect to, and arising from, their interests in the Company in a manner that is consistent with the Company’s tax returns.

(g)                  Notwithstanding any other provisions of this Agreement, the provisions of this Section 6.7 shall survive the dissolution of the Company or the termination of any Member’s interest in the Company and shall remain binding on all Members for a period of time necessary to resolve with the Internal Revenue Service (“IRS”) or any applicable state or local taxing authority all matters (including litigation) regarding the U.S. federal, state and local income taxation, as the case may be, of the Company or any Member with respect to the Company.

(h)                  The Company shall take all steps necessary to be treated as a partnership for U.S. federal income tax purposes and, to the extent relevant, for state tax purposes. The Company shall not make an election or take any action that would cause the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provision of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such election or action. No election shall be made for the Company to be treated as a corporation, or an association taxable as a corporation, under the Code or any provision of any state or local tax laws.

(i)                  It is the intent of the Members that the Company and the Company Property be managed so as to ensure that the Members of the Company shall be entitled to claim the Renewable Electricity Production Credits provided under Sections 38(b)(8) and 45 of the Code with respect to all electricity sold by the Company during the 10-year period set forth in Section 45(a)(2)(A)(ii) of the Code in proportion with their allocation of Net Profits and Net Losses under Article IX. No Member shall act in any manner that is inconsistent with the allocation of the Renewable Electricity Production Credits set forth in this Agreement.

(j)                  The Company and Member B hereby represent, warrant and covenant to Member A as follows:

(i)                  At all times prior to the date of the Original Operating Agreement, the Company will have had a single owner and will not have made an election to be treated as a corporation under Treasury Regulations Section 301.7701 -3;

(ii)                  Member B will not claim an energy credit under Section 48 with respect to the assets of the Company;

(iii)                  Neither Member B nor the Company has or will receive: (A) any grants from the United States, a state, or a political subdivision of a state for use in connection with the transactions contemplated hereby; (B) proceeds of an issue of state or local government obligations used to provide financing for the transactions contemplated hereby the interest on which is exempt from tax under Section 103; (C) any subsidized energy financing provided (directly or indirectly) under a U.S. federal, state or local program provided in connection with the transactions contemplated hereby; or (D) any credit allowable with respect to any property or business in connection with the transactions contemplated hereby (other than the Renewable Energy Production Credits);

(iv)                  Member B expects to have adequate assets, other than its interest in the Company, to satisfy its obligations, if any, under Section 9.2(f)(ii) of this Agreement; and

(v)                  Neither Member B nor the Company is directly or indirectly related to the Idaho Power Company in any capacity.

(k)                  For taxable years beginning on or after January 1, 2018, the Company shall make the election described in Section 6221(b) of the Code (as in effect at such time), in the manner prescribed by the IRS.

ARTICLE VII
RESTRICTIONS ON TRANSFERABILITY; ADMISSION OF NEW MEMBERS

Section 7.1                  Transfers.

(a)                  Member A may sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of (a “Transfer”) all or any of its Units without the approval of any other Member; provided, however, that if any such Transfer is to be made during the Class A Initial Allocation Period prior to the full funding of the Capital Contributions contemplated to be made by Member A pursuant to Section 8.1, such Transfer may only be made if (i) Member A remains obligated with respect to such Capital Contributions, or (ii) Member B has consented in writing to such Transfer (which consent may not be unreasonably withheld, delayed or conditioned). Notwithstanding the foregoing, Member A may not Transfer all or any of its Units to a Competitor unless (1) the O&M Agreement has been terminated in accordance with its terms or (2) neither Member B nor any Affiliate of Member B is the Operator.

(b)                  Member B may sell its Class B Units and Class C Units without the approval of any other Member, provided that:

(i)                  Member B may not Transfer any Class B Units or Class C Units to a Person (A) that would cause the Company to be in violation of any provision of the Project Documents, or (B) that would cause the Company to fail to be eligible to receive the Renewable Electricity Production Credits; and

(ii)                  such Transfer (A) is made to (I) a Person who has owned or operated utility-scale geothermal projects in the United States for at least the last five (5) preceding years or (II) any Person, including an investment bank, private equity fund, or infrastructure fund, that has retained a Person that has operated utility-scale geothermal projects in the United States for at least the last five (5) preceding years to operate the Project after the Transfer from and after such Transfer pursuant to a long-term, arm’slength operations and management agreement, or (B) has the written consent of Member A, which consent may not be unreasonably withheld.

(c)                  Notwithstanding anything in this Agreement to the contrary, Member B may collaterally assign, pledge, encumber, or hypothecate all or any of its Units to any third party providing financing to Member B without the approval of any other Member; provided that if the third party providing such financing forecloses on any of the Units, such third party shall be obligated to enter into this Agreement and assume all of the obligations and liabilities of Member B set forth herein.

Section 7.2                  Admission of Transferee as Member.

A transferee of a Unit desiring to be admitted as a Member must execute and deliver to the Company a counterpart of, or an agreement adopting, this Agreement, in form and substance satisfactory to the Company. Subject to compliance with Section 7.1, upon such execution and delivery, such transferee shall be admitted as a Member and the transferee shall have, to the extent of the Unit transferred, the rights and powers and shall be subject to the restrictions and liabilities of a Member under this Agreement, the Certificate of Formation and the Act. The transferee shall also be liable, to the extent of the Unit transferred, for the unfulfilled obligations, if any, of the transferor Member to make Capital Contributions, but shall not be obligated for liabilities unknown to the transferee at the time such transferee was admitted as a Member and that could not be ascertained from this Agreement. Whether or not the transferee of a Unit becomes a Member, the transferor Member shall not be released from any liability to the Company under this Agreement, the Certificate of Formation or the Act.

Section 7.3                  Admission of Additional Members.

Additional Members of the Company may only be added if the addition of any such proposed additional Member is approved in writing, prior to such admission, by all of the then-existing Members and, in each such case, such proposed additional Member satisfies the requirements of Section 7.2.

Section 7.4                  Purchase Option.

At any time after the expiration of the Class A Initial Allocation Period, Member B shall have the right, but not the obligation, to cause Member A to sell to Member B all, but not less than all, of the Class A Units (free and clear of all liens and encumbrances) for an amount of cash equal to the Fair Market Value of such Units at such time. In the event Member B desires to exercise such option under this Section 7.4, it shall notify the Company and Member A, and Member B and Member A shall mutually agree upon (i) the Fair Market Value of the Class A Units as of the time of such determination or (ii) an independent appraiser who shall be qualified by his or her education, training and experience in the renewable energy industry to determine the Fair Market Value of the Class A Units as of the time of such determination. Failing agreement by the Members, the Company shall request the New York, New York office of the American Arbitration Association to appoint an independent appraiser qualified by his or her education, training and experience in the renewable energy industry to determine the Fair Market Value of the Class A Units as of the time of such determination. Member B must exercise its option to purchase all but not less than all of the Class A Units, and Member A and Member B shall consummate such purchase and sale, within sixty (60) days after such Fair Market Value determination. The costs and expenses of the independent appraiser shall be borne equally by the Members.

ARTICLE VIII
CAPITAL OF THE COMPANY

Section 8.1                  Capital Contributions on or Prior to the Effective Date.

Member A and Member B have made the following Capital Contributions in the aggregate amounts set forth below prior to or on the Effective Date:

Member	Capital Contribution (Cash)
Member A	$34,170,100
Member B	$17,070,837

Member	Capital Contribution (Property)
Member A	$ 0
Member B	$882,803

Member B made or caused to be made all transfers listed in the Transfer Plan as contemplated by the Transfer Plan.

Section 8.2                  Further Required Capital Contributions.

(a)                  Neither Member A nor Member B shall be obligated to make any Capital Contributions other than such Member’s Capital Contribution set forth in Section 8.1. Each Party agrees that no additional Capital Contributions or capital calls may be made without the consent of all Parties to this Agreement, except as provided in Section 8.2(b).

(b)                  If at any time, after the Effective Date, Member B determines to raise additional capital for the Company to fund a Capital Improvement, then Member B shall first issue a written notice to the Members (a “Call Notice”) setting forth the amount of Capital Contributions Member B desires to raise (the “Call Amount”), a description of the Capital Improvement to be funded by such Capital Contributions, the date on which such Capital Contributions are due, and a financial projection showing the anticipated additional project revenues and expenditures if the Capital Improvements are completed. Member A shall have the right, but not the obligation, to contribute its pro rata share based on the ratio of Capital Contributions made by Member A pursuant to Section 8.1 to total Capital Contributions made by all Members. If Member A desires to exercise its rights under this Section 8.2(b), it must deliver a written notice to the Company within ten (10) Business Days after receipt of the Call Notice. If Member A elects to contribute its pro rata share of the Call Amount, Member A and Member B shall be obligated to make the Capital Contributions set forth in the Call Notice on the date set forth in the Call Notice (or such other date as Member B may determine). If Member A does not elect to contribute its pro rata share of the Call Amount, Member B shall have the right, but not the obligation, to make Capital Contributions to fund the Capital Improvement (“Member B Capital Contribution”), and Member A shall have no further right or obligation with respect to any Capital Improvements.

Section 8.3                  Return of Capital Contributions.

Except as otherwise provided herein or in the Act, no Member shall have the right to withdraw, or receive any return of, all or any portion of such Member’s Capital Contribution.

Section 8.4                  In-Kind Contributions.

The fair market value of contributions of property, other than cash, made under this Article VIII shall be the value agreed upon by the Members.

Section 8.5                  Interest.

No interest shall be paid by the Company on Capital Contributions or on balances in Members’ Capital Accounts.

Section 8.6                  Loans From Members.

Loans by a Member to the Company shall not be considered Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member. The amounts of any such advances shall be a debt of the Company to such Member and shall be payable or collectible only out of the Company Property in accordance with the terms and conditions upon which such advances are made. The repayment of loans from a Member to the Company upon liquidation shall be subject to the order of priority set forth in Section 12.2.

ARTICLE IX
CAPITAL ACCOUNTS, PROFITS AND LOSSES AND ALLOCATIONS

Section 9.1                  Capital Accounts.

(a)                  The Company shall maintain a capital account for each Member in accordance with Section 704 of the Code and the Treasury Regulations thereunder (each, a “Capital Account”). Each Member’s Capital Account as of the Effective Date will equal its Capital Contributions made under Article VIII as of such date.

(b)                  The Capital Account of each Member will be increased by (i) the amount of any cash and the agreed Book Value of any property (net of liabilities encumbering the property), as of the date of contribution, contributed as a Capital Contribution to the capital of the Company by that Member upon the agreement of all of the parties to this Agreement, as contemplated by Section 8.2, (ii) the amount of any Net Profits allocated to that Member, (iii) any items of income specially allocated to that Member under this Article IX, (iv) that Member’s pro rata share (determined in the same manner as that Member’s share of Net Profits pursuant to Section 9.2) of income of the Company that is exempt from tax. The Capital Account of each Member will be decreased by (i) the amount of any Net Losses allocated to that Member, (ii) the amount of distributions to that Member, (iii) any deductions specially allocated to that Member under this Article IX, and (iv) that Member’s pro rata share (determined in the same manner as that Member’s share of Net Losses pursuant to Section 9.2) of any other expenditures of the Company that are not deductible in computing Company Net Profits or Net Losses and which are not chargeable to capital account. In all respects, the Member’s Capital Accounts will be determined in accordance with the detailed capital accounting rules set forth in Section 1.704 -1(b)(2)(iv) of the Treasury Regulations and will be adjusted upon the occurrence of certain events as provided in Section 1.704 -1(b)(2)(iv)(f) of the Treasury Regulations.

(c)                  A transferee of all (or a portion) of a Unit will succeed to the Capital Account (or portion of the Capital Account) attributable to the transferred Interest. As of the Effective Date, Member B, as purchaser of the Class C Units, succeeds to 90.5% percent of Member A’s Capital Account, which the Parties have agreed is the portion attributable to the Class C Units.

Section 9.2                  Profits and Losses.

(a)                  The net profits and net losses of the Company (“Net Profits” and “Net Losses”) will be the net income or net loss (including capital gains and losses and percentage depletion deductions under Section 613 of the Code), respectively, of the Company determined for each Fiscal Year in accordance with the accounting method followed for U.S. federal income tax purposes, except that in computing Net Profits and Net Losses, all depreciation and cost recovery deductions will be deemed equal to Depreciation and gains or losses will be determined by reference to Book Value rather than tax basis. Whenever a proportionate part of the Net Profits or Net Losses is allocated to a Member, every item of income, gain, loss, deduction or credit entering into the computation of such Net Profits or Net Losses or arising from the transactions with respect to which such Net Profits or Net Losses were realized will be credited or charged, as the case may be, to such Member in the same proportion; except that “recapture income,” if any, will be allocated to the Members who were allocated the corresponding Depreciation deductions.

(b)                  If any Member transfers all or any part of its Interest during any Fiscal Year or its Interest is increased or decreased, Net Profits and Net Losses attributable to that Interest for that Fiscal Year (except as otherwise provided below) will be apportioned between the transferor and transferee or computed as to such Members, as the case may be, in accordance with the method selected by the Members, as long as such apportionment is permissible under the Code and applicable regulations thereunder.

(c)                  Subject to, and after giving effect to, Section 9.2(f), during each Fiscal Year during the Class A Initial Allocation Period, Net Profits or Net Losses shall be allocated 99% to Member A, as holder of the Class A Units, and 1% to Member B, as holder of the Class B units and the Class C Units.

(d)                  Subject to, and after giving effect to, Section 9.2(f), during each Fiscal Year after the end of the period described in Section 9.2(c), Net Profits and Net Losses shall be allocated 95% to Member B, as holder of the Class B Units and Class C Units, and 5% to Member A, as holder of the Class A Units.

(e)                  Notwithstanding anything to the contrary in Sections 9.2(a), (b), (c) and (d) hereof, if and to the extent the Tax Matters Member determines that an allocation of depreciation, depletion or other item of tax loss or deduction to Member A would cause Member A’s Capital Account to fall below zero (or, if Member A’s Capital Account is less than zero before such allocation, would increase the amount by which Member A’s Capital Account is less than zero), only the portion of such item or items that can be allocated to Member A without causing Member A’s Capital Account to fall below zero (or to increase the amount by which Member A’s Capital Account is less than zero) shall be allocated to Member A. The remainder of any such item or items shall be allocated to Member B.

(f)                  Notwithstanding Sections 9.2(c), (d), (e), (h), (i), and (j) hereof,

(i)                  For federal income tax purposes (but not for purposes of crediting or charging Capital Accounts), depreciation or gain or loss realized by the Company with respect to any property that was contributed to the Company or that was held by the Company at a time when the Book Value of the Company Property was adjusted in accordance with the third sentence of Section 9.1(b) will, in accordance with Section 704(c) of the Code and Sections 1.704 -1(b)(2)(iv)(d) and (f) of the Treasury Regulations, be allocated among the Members in a manner which takes into account the differences between the adjusted basis for federal income tax purposes to the Company of its interest in such property and the fair market value of such interest at the time of its contribution or revaluation. The Company shall adopt the traditional method with curative allocations as specified in Section 1.704 -3(c) of the Treasury Regulations with respect to allocations governed by Section 704(c) of the Code or such other method selected by the Tax Matters Member; and

(ii)                  If any Member receives an adjustment, allocation or distribution that causes such Member to have a deficit Capital Account balance as of the liquidation of such Member’s Units (taking into account all capital account adjustments for the Fiscal Year during which such liquidation occurs, other than those adjustment made as a result of this Section 9.2(f)(ii)), such Member shall be unconditionally obligated to restore the amount of such deficit balance to the partnership by the end of such Fiscal Year (or, if later, within 90 days after the date of such liquidation), which amount shall, upon liquidation of the partnership, be paid to creditors of the partnership or distributed to other partners in accordance with their positive capital balances (in accordance with Article XII). This provision is intended and shall be interpreted to comply with the requirements of Section 1.704 -1(b)(2)(ii)(b)(3) of the Treasury Regulations.

(iii)                  To the extent and in the manner provided in Section 1.704 -2(f) of the Treasury Regulations, if there is a net decrease in Company Minimum Gain during any Fiscal Year each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704 -2(g) of the Treasury Regulations. This Section 9.2(f)(iii) is intended to comply with the minimum gain chargeback requirement in Section 1.704 -2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

(iv)                  To the extent and in the manner provided in Section 1.704 -2(i)(4) of the Treasury Regulations, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Liability during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Liability shall be specially allocated items of Company income and gain for such year(and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Liability, determined in accordance with Section 1.704 -2(i)(4) of the Treasury Regulations. The items to be so allocated shall be determined in accordance with Sections l.704-2(i)(4) and 1.704 -2(j)(2) of the Treasury Regulations. This Section 9.2(f)(iv) is intended to comply with the minimum gain chargeback requirement in Section 1.704 -2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

(v)                  Nonrecourse Deductions for any Fiscal Year shall be specially allocated to Member A and Member B in accordance with the Members’ interest in Available Cash for such year, except that any Nonrecourse Deductions attributable to debt proceeds distributed to a Member will be allocated to that Member.

(vi)                  Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Liability to which such Nonrecourse Deductions are attributable in accordance with Section 1.704 -2(i)(1) of the Treasury Regulations.

(vii)                  In connection with the liquidation of the Company in accordance with Article XII, items of Company income, gain, loss and deduction with be allocated to the Members first, to restore any deficit in a Member’s Capital Account and thereafter in accordance with this Article IX.

(g)                  All Renewable Energy Production Credits generated by the Company, together with any other Tax credits generated by the Company, shall be allocated in the same manner in which Net Profits and Net Losses for such Fiscal Year are allocated pursuant to this Article IX.

(h)                  Notwithstanding anything in this Section 9.2 to the contrary (other than Section 9.2(f)), in any Fiscal Year all items of gross income of the Company attributable to the receipt of REC Income by the Company shall be allocated, and all Available Cash that results from such REC Income in that Fiscal Year shall be distributed (i) prior to the Effective Date, (A) 30% to Member A and 70% to Member B, up to the amount of REC Income for such Fiscal Year identified on Schedule 8, and (B) 50% to Member A and 50% to Member B with regard to any REC Income which exceeds the applicable schedule amount as set forth on Schedule 8 for any Fiscal Year and with regard to any REC Income earned in a Fiscal Year for which no corresponding amount appears on Schedule 8, and (ii) after the Effective Date, 5% to Member A, as holder of the Class A Units and 95% to Member B, as holder of the Class B Units and the Class C Units, in each case to the extent not subject to Section 10.1(e).

(i)                  Notwithstanding anything in this Section 9.2 to the contrary (other than Section 9.2(f)), in any Fiscal Year, all items of gross income of the Company attributable to the receipt of Other Income by the Company shall be allocated, and all Available Cash that results from such Other Income in that Fiscal Year shall be distributed, 5% to Member A, as holder of the Class A Units, and 95% to Member B, as holder of the Class B Units and the Class C Units.

(j)                  Notwithstanding anything in this Section 9.2 (including Sections 9.2(c) and (d)) to the contrary (other than Section 9.2(f)), for each Taxable Year during which or after which a Member B Capital Contribution is made, Net Profits and Net Losses from sales of electricity will be allocated in the percentages calculated in accordance with Schedule 10; provided that to the extent permissible, REC Income and any items of loss or deduction attributable to a Member Capital Improvement will be specially allocated to Member B.

(k)                  Notwithstanding anything in this Section 9.2 to the contrary, the allocations made pursuant to this Article IX are intended to comply with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. The Parties shall work together to amend this Agreement (including this Article IX and Article X), if necessary, to comply with this Section 9.1(j).

ARTICLE X
APPLICATIONS AND DISTRIBUTIONS OF AVAILABLE CASH

Section 10.1                  Applications and Distributions.

(a)                  The Company will distribute Available Cash for each Fiscal Year (other than the Fiscal Year in which the Company liquidates) in accordance with Section 10.1(b), (c), (d) or (e), as applicable; provided that the Manager may reserve amounts for potential or pending litigation and other actual or potential liabilities in such amounts and for such period of time (not to exceed five (5) years from the final sale of Interests) as the Manager deems appropriate. Subject to this Section 10.1(a), the Company will make any such distributions to the Members in accordance with Section 10.1(b), (c), (d) or (e), as applicable. In applying the terms of Sections 10.1(b) and (c), (i) until a particular priority has been satisfied in full, no amounts will be distributable under any junior priority, (ii) the Members identified at each level of priority shall receive distributions at the same time without preference or priority of one Member over another until all Members at that level have received the full amount to which they are entitled and before any distributions are made or paid to any Members for amounts in a lower level of priority and (iii) all amounts distributable under a particular priority will be prorated among the Members in the manner specified within the priority, and the method of proration applied to each dollar distributable in that priority will be the same until that priority is satisfied in full.

(b)                  Except as otherwise provided in Section 9.2(h), Available Cash with respect to any Fiscal Quarter during the Class B Initial Distribution Period will be distributed on each Distribution Date in accordance with the following order of priorities:

i)                  First, in the event that as of any Distribution Date there is a Class A Distribution Deficiency greater than $350,000, 100% to Member A until the Class A Distribution Deficiency is $350,000 or less;

(ii)                  Second, 100% to Member B until Member B has received the Class B Initial Distribution Amount with respect to such Fiscal Year (in the event that Available Cash with respect to any such Fiscal Year is less than the Class B Initial Distribution Amount with respect to such year, Member B shall not be entitled to any such shortfall in subsequent Fiscal Years); and

(iii)                  Third, 100% to Member A.

(c)                  Except as otherwise provided in Section 9.2(h), Available Cash with respect to any Fiscal Quarter after the Class B Initial Distribution Period and before the Effective Date will be distributed on each Distribution Date in accordance with the following order of priorities:

(i)                  First, in the event that as of any Distribution Date there is a Class A Distribution Deficiency greater than $350,000, all Available Cash will be distributed to Member A until the Class A Distribution Deficiency is $350,000 or less; and

(ii)                  Second, 99% to Member A and 1% to Member B.

(d)                  Except as otherwise provided in Section 9.2(h) and Section 9.2(i), Available Cash with respect to any Fiscal Quarter beginning on or after the Effective Date, will be distributed on each Distribution Date 5% to Member A, as holder of the Class A Units, and 95% to Member B, as holder of the Class B Units and the Class C Units.

(e)                  Notwithstanding anything in this Section 10.1 or Section 9.2(h) to the contrary, Capital Improvement Net Cash Flow shall be distributed on each Distribution Date to Member B.

Section 10.2                  Liquidation.

In the event of the sale or other disposition of all or substantially all the Company Property, the Company will be dissolved and the proceeds of the sale or disposition will be distributed to the Members in liquidation as provided in Article XII.

Section 10.3                  Withholding Taxes.

The Manager may withhold or cause to be withheld from any Member’s distributions from the Company any amounts on account of taxes or similar charges, if any, as are required to be withheld by applicable law. Any amounts withheld by the Company pursuant to this Section 10.3, shall be timely remitted by the Company to the appropriate taxing authority. Any amounts withheld or offset by the Manager in accordance with this Section 10.3 will nevertheless, for purposes of this Agreement, be treated as if they had been distributed to the Member from which they are withheld.

ARTICLE XI
DISSOLUTION

Section 11.1                  Dissolution Events.

(a)                  The Company shall dissolve and commence winding up upon the first to occur of the following: (i) subject to Section 4.6(c), upon the written direction of the Manager, (ii) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by such member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to this Agreement, or (ii) the resignation of such member and the admission of an additional member of the Company pursuant to this Agreement), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(b)                  Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c)                  Notwithstanding anything herein to the contrary, the Company shall comply with any applicable requirements of the Act pertaining to the winding up of the affairs of the Company and the final distribution of its assets. Upon the completion of the winding up, liquidation and distribution of the assets, the Company shall be terminated when the Certificate of Formation is cancelled in the manner required by the Act. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

ARTICLE XII
LIQUIDATION

Section 12.1                  Responsibility for Winding Up.

Upon dissolution of the Company pursuant to Article XI, the Manager, or the authorized representative of the Manager, shall be responsible for overseeing the winding up and liquidation of the Company and shall take full account of the Company’s liabilities and assets.

Section 12.2                  Distribution of Assets Upon Winding Up.

Upon the winding-up of the Company, the assets will be distributed as follows:

(a)                  to the payment of expenses of the liquidation;

(b)                  to the payment of debts and liabilities of the Company, including debts and liabilities owed to Members (other than liabilities for distributions to Members and former members under Section 18-601 or Section 18-604 of the Act) to the extent permitted by applicable law, in order of priority as provided by applicable law;

(c)                  to the setting up of any reserves that the Manager or the liquidating trustee, as the case may be, determines are reasonably necessary for the payment of any contingent or unforeseen liabilities or obligations of the Company or the Members;

(d)                  to the payment of debts and liabilities of the Company owed to Members to the extent not paid under Section 12.2(b); and

(e)                  to the Members in accordance with their positive Capital Account balances after giving effect to the allocations provided in Article IX for such year.

     ARTICLE XIII
INDEMNIFICATION; EXCULPATION

Section 13.1                  Indemnification of Members.

To the fullest extent not prohibited by law, the Company shall indemnify and hold harmless each Member from and against any and all losses, claims, demands, costs, damages, liabilities (joint and several), expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which a Member may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to any business of the Company transacted or occurring while a Member was a Member, regardless of whether the Member continues to be a Member of the Company at the time any such liability or expense is paid or incurred, unless such act or failure to act was the result of willful misfeasance, gross negligence or fraud of such Member.

Section 13.2                  Indemnification of the Manager, Officers, Employees and Agents.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that he or she is or was serving as a Manager, officer, employee or agent of the Company or, at the request of the Company, another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including a service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such a proceeding is alleged action in an official capacity as a Manager, officer, employee or agent or in any other capacity while serving as a Manager, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, unless such act or failure to act was the result of willful misfeasance, gross negligence or fraud of such indemnitee.

Section 13.3                  Exculpation.

(a)                  No Member, Manager or officer shall be liable to the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Manager or officer in good faith on behalf of the Company.

(b)                  No Member, Manager or officer shall be liable to the Members or to the Company for any act or failure to act on behalf of the Company, unless such act or failure to act resulted from the willful misfeasance, gross negligence or the fraud of such Person.

(c)                  Each Member, Manager and officer shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters such Member or Manager reasonably believes are within such Person’s professional or expert competence.

(d)                  The Manager may consult with counsel and accountants in respect of the affairs of the Company at the Company’s sole expense and shall be fully protected and justified in any action or inaction which is taken in good faith in accordance with the advice or opinion of such counsel or accountants.

(e)                  Notwithstanding the foregoing, the provisions of this Section 13.3 shall not be construed so as to relieve (or attempt to relieve) a Member, Manager or officer of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under Applicable Law, but shall be construed so as to effectuate the provisions of this Section 13.3 to the fullest extent permitted by law.

ARTICLE XIV
MISCELLANEOUS

Section 14.1                  Governing Law.

The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights, obligations and duties of the Members and the Manager hereunder, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 14.2                  Binding Effect; Entire Agreement.

Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective legal representatives, successors, transferees, and assigns. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 14.3                   Creditor’s Interest in the Company.

No creditor who makes a loan to the Company shall have or acquire at any time as a result of making the loan any direct or indirect interest in the profits, capital or property of the Company, other than such interest as may be accorded to a secured creditor.

Section 14.4                   Headings.

Article and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 14.5                   Amendments.

This Agreement may only be amended with the written consent of the Members.

Section 14.6                   Severability.

Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

Section 14.7                   Incorporation by Reference.

Every schedule, exhibit or other appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference.

Section 14.8                   Variation of Pronouns.

All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

Section 14.9                   No Third-Party Beneficiaries.

No term or provision of this Agreement is intended to or shall be for the benefit of any Person, firm, corporation or other entity not a party hereto, and no such other Person, firm, corporation or other entity shall have any right or cause of action hereunder.

Section 14.10                   Counterpart Execution; Facsimile Signatures.

This Agreement may be executed in any number of counterparts pursuant to original or facsimile copies of signatures with the same effect as if the relevant party had signed the same document pursuant to original signatures. All counterparts shall be construed together and shall constitute one agreement.

Section 14.11                   Confidentiality and Disclosure.

(a)                   Each Party agrees (on behalf of itself and each of its Affiliates, members, directors, officers, employees and representatives) that, except as may otherwise be agreed by the Party disclosing Confidential Information, the Party receiving Confidential Information will hold in complete confidence, in accordance with its customary procedures for handling confidential information and in accordance with safe and sound practices, and not disclose it to any other Person; provided, that the receiving Party may disclose Confidential Information:

(i)                   to those of its and its Affiliates’ officers, directors, employees, counsel, auditors, accountants, examiners, consultants, advisors and sources of financing (collectively, the “Representatives”) who need to know such Confidential Information for the purpose of discussing, advising with respect to or evaluating the Project or the Company or an investment in the Project or the Company (it being understood and agreed that the receiving Party shall have advised such persons of their obligations concerning the confidentiality of all client affairs and information and shall instruct such persons to maintain the confidentiality of such Confidential Information);

(ii)                   as may be required by a rule or other requirement of a securities regulator, a stock exchange or a self-regulatory organization;

(iii)                   in or pursuant to any offering statement or similar document provided to purchasers or potential purchasers of any direct or indirect ownership interests in the Company;

(iv)                   in an action or proceeding brought in pursuit of its rights or in the exercise of its remedies under this Agreement or any other Project Document;

(v)                   to any rating agency or potential lender to the Company or the Party;

(vi)                   to any potential purchaser of output of the Project or the output of Phase II or other geothermal projects in which Member B is a participant, provided that any such potential purchaser has agreed to confidentiality undertakings with respect thereto under a confidentiality agreement that is at least as restrictive as this agreement in all applicable respects;

(vii)                   to any provider or potential provider of hedging or risk management in connection with any transaction related to the transactions contemplated by the Project Documents; and

(viii)                   as requested or required in connection with a judicial, administrative or regulatory proceeding in which a Party or a partner, officer, member, director, employee or Affiliate thereof is involved, pursuant to a court order or subpoena or regulatory or government inquiry or demand or as otherwise by law or regulation.

In the event that the receiving Party receives a request to disclose any Confidential Information under clause (viii) in the prior sentence, it will (A) promptly notify the disclosing Party thereof (to the extent permitted by law or regulation and reasonably practicable) so that the disclosing Party may seek a protective order or otherwise seek to resist or narrow such request and (B) if the receiving Party is nonetheless required to make such disclosure or if it is advised by its counsel that such disclosure is necessary, it will take reasonable steps, at disclosing Party’s Party disclosing Confidential Information, the Party receiving Confidential Information will hold in complete confidence, in accordance with its customary procedures for handling confidential information and in accordance with safe and sound practices, and not disclose it to any other Person; provided, that the receiving Party may disclose Confidential Information:

(b)                   Each Member agrees to consult with the other Members before issuing any press release or otherwise making any public or press statement with respect to this Agreement and the transactions contemplated hereby and the Project and, except as may be necessary for such Member or any of its Affiliates to comply with the requirements of Applicable Law or of any stock exchange or self-regulatory organization, agrees not to issue any such press release or make any such public or press statement without the prior written approval of the other Members, which shall not be unreasonably withheld; provided, that written approval shall be deemed to be given by any Member that fails to respond within five days of receiving the notice of intention from a Member to issue a press release or make any public or press statement with respect to this Agreement and the transactions contemplated hereby and the Project.

(c)                   Notwithstanding anything herein to the contrary, any Member (and any owner, member, partner, director, officer, employee, agent, representative, adviser of any Member, and any Affiliate of the foregoing) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and the Project and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, that any such information relating to the federal income tax treatment or tax structure shall remain subject to the provisions of this Section 14.11 (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable any Person to comply with applicable securities laws. The tax structure and tax treatment of the transaction includes only those facts that may be relevant to understanding the purported or claimed U.S. federal and state income tax treatment or tax structure of the transaction and, to eliminate all doubt, therefore specifically does not include information that either reveals or standing alone or in the aggregate with other information so disclosed tends of itself to reveal or allow the recipient of the information to ascertain the identity of any parties involved in any of the transactions contemplated by this Agreement or the Project Documents, or other documents to be delivered in connection herewith.

(d)                   Notwithstanding any of the foregoing in this Section 14.11, in connection with any offering of securities by Member B or an affiliate (the “Issuer”), in which Member A or an Affiliate thereof (the “GS Entity”) is involved as underwriter, dealer, agent or other similar participant, nothing in this agreement shall (i) prevent either the Issuer or the GS Entity from complying with all applicable disclosure laws, regulations and principles in connection with such offering or sale of securities, (ii) restrict the ability of the GS Entity to consider information for due diligence purposes or to share information with other underwriters participating in such offering or sale of securities, (iii) prevent the GS Entity from retaining documents or other information in connection with due diligence or (iv) prevent the GS Entity from using any such documents or other information in investigating or defending itself against claims made or threatened by purchasers, regulatory authorities or others in connection with such an offering or sale of securities.

Section 14.12                   USG Promissory Note.

Notwithstanding anything to the contrary set forth in this Agreement, in the event that the USG Promissory Note is not paid in full on or prior to the Maturity Date (as defined therein) or there shall occur any other Event of Default (as defined therein), then until such time as all obligations under the USG Promissory Note are paid in full, all distributions or other amounts that Member B or any of its Affiliates would otherwise be entitled to under this Agreement shall be paid by the Company directly to the Holder (as defined therein), with any such payments being deemed, for all purposes of this Agreement, as a distribution to Member B or payments to such Affiliate and a payment from Member B or such Affiliate to the Holder.

Section 14.13                   Amendment and Restatement.

This Agreement is an amendment and restatement, in its entirety, of the Amended and Restated Operating Agreement, and from and after the Effective Date the Amended and Restated Operating Agreement shall be without further force or effect.

Section 14.14                   Notices.

Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, request, waiver, notice or other communication required or permitted to be given hereunder (collectively referred to as a “Notice”), shall be in writing and delivered (a) in person, (b) by registered or certified mail with postage prepaid and return receipt requested, or (c) by recognized overnight courier service with charges prepaid, directed to the intended recipient at the address of such Member, as set forth on Schedule 1 hereto or at such other address as any Member hereafter may designate by giving Notice to the Members and the Manager in accordance with this Section 14.14. A Notice or other communication will be deemed delivered on the earliest to occur of (i) its actual receipt when delivered in person, (ii) the fifth Business Day following its deposit in registered or certified mail, with postage prepaid, and return receipt requested or (iii) the second Business Day following its deposit with a recognized overnight courier service.

Section 14.15                   Conference Telephone Meetings.

Meetings of the Members may be held by means of conference telephone or similar communications equipment so long as all Persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone shall constitute presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Operating Agreement of Raft River Energy I LLC as of December ___, 2015.

MEMBER A:

RAFT RIVER I HOLDINGS, LLC

By: ___________________________________________________
Name: Pooja Goyal
Title: Director

MEMBER B:

IDAHO USG HOLDINGS, LLC

By: __________________________________________________
Name:
Title:

COMPANY:

RAFT RIVER ENERGY I LLC

By: ________________________________________________
Name:
Title:

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

SCHEDULE 1

MEMBERS, MEMBERSHIP INTERESTS AND INFORMATION FOR PURPOSES OF PROVIDING NOTICE (BEFORE THE EFFECTIVE DATE)

Member	Membership	Percentage of Class	Notice Details
	Interest	Outstanding
A	500 Class A Units	100% of Class A Units Outstanding	Raft River I Holdings, LLC c/o The Goldman Sachs Group 200 West Street New York, New York 10282 Attention: Charles Cognata Tel. No.: (212) 902-1000

B	500 Class B Units	100% of Class B Units Outstanding	Idaho USG Holdings, LLC 390 East Parkcenter Blvd. Suite 250 Boise, Idaho 83706 Tel. No.: (208) 424-1027 Tel. No.: (208) 424-1030

Schedule 1

SCHEDULE 1-A

MEMBERS, MEMBERSHIP INTERESTS AND INFORMATION FOR PURPOSES OF
PROVIDING NOTICE (ON AND AFTER THE EFFECTIVE DATE)

Member	Membership	Percentage of Class	Notice Details
	Interest	Outstanding
A	50 Class A Units	100% of Class A Units Outstanding	Raft River I Holdings, LLC c/o The Goldman Sachs Group 200 West Street New York, New York 10282 Attention: Charles Cognata Tel. No.: (212)902-1000

B	500 Class B Units 450 Class C Units	100% of Class B Units Outstanding 100% of Class C Units Outstanding	Idaho USG Holdings, LLC 390 East Parkcenter Blvd. Suite 250 Boise, Idaho 83706 Tel. No.: (208) 424-1027 Tel. No.: (208) 424-1030

Schedule 1-A

SCHEDULE 2

[RESERVED]

Schedule 2

SCHEDULE 3

[RESERVED]

Schedule 4

SCHEDULE 4

PROJECTED DISTRIBUTABLE FREE CASH

Quarter Ending	Projected Distributable Free Cash ($)

August 31, 2006	-
November 30, 2006	-
February 28, 2007	-
May 31, 2007	-
August 31, 2007	-
November 30, 2007	-
February 29, 2008	674,350
May 31, 2008	683,934
August 31, 2008	681,563
November 30, 2008	667,212
February 28, 2009	677,674
May 31, 2009	699,714
August 31, 2009	697,284
November 30, 2009	682,597
February 28, 2010	693,325
May 31, 2010	715,867
August 31, 2010	713,376
November 30, 2010	698,346
February 28, 2011	709,330
May 31, 2011	732,387
August 31, 2011	729,832
November 30, 2011	714,450
February 29, 2012	738,390
May 31, 2012	748,684
August 31, 2012	746,111
November 30, 2012	730,641
February 28, 2013	741,916
May 31, 2013	765,619
August 31, 2013	762,981
November 30, 2013	747,149
February 28, 2014	758,848
May 31, 2014	782,721
August 31, 2014	780,084
November 30, 2014	764,187
February 28, 2015	775,713
May 31, 2015	799,891
August 31, 2015	797,188
November 30, 2015	781,021
February 29, 2016	806,574
May 31, 2016	817,547
August 31, 2016	814,776

Schedule 4

Quarter Ending	Projected Distributable Free Cash ($)

November 30, 2016	798,229
February 28, 2017	810,251
May 31, 2017	835,546
August 31, 2017	832,704
November 30, 2017	815,771
February 28, 2018	828,190
May 31, 2018	854,064
August 31, 2018	851,152
November 30, 2018	833,820
February 28, 2019	846,422
May 31, 2019	872,886
August 31, 2019	869,900
November 30, 2019	852,163
February 29, 2020	879,939
May 31, 2020	891,933
August 31, 2020	888,872
November 30, 2020	870,721
February 28, 2021	884,069
May 31, 2021	911,755
August 31, 2021	908,617
November 30, 2021	890,039
February 28, 2022	903,487
May 31, 2022	931,805
August 31, 2022	928,587
November 30, 2022	909,574
February 28, 2023	908,109
May 31, 2023	937,072
August 31, 2023	933,773
November 30, 2023	914,316
February 29, 2024	944,732
May 31, 2024	957,843
August 31, 2024	954,461
November 30, 2024	934,549
February 28, 2025	949,014
May 31, 2025	979,312
August 31, 2025	975,845
November 30, 2025	955,466
February 28, 2026	970,390
May 31, 2026	1,001,383
August 31, 2026	997,829
November 30, 2026	976,971
February 28, 2027	991,982
May 31, 2027	1,023,682
August 31, 2027	1,020,038
November 30, 2027	998,692

Schedule 4

SCHEDULE 5

CLASS C UNIT RIGHTS

The Class C Units shall be entitled to receive for periods beginning on or after the Effective Date:

Net Profits and Losses

•

From the first day following the end of the Class A Initial Allocation Period until the day before the 20th anniversary of the Placed In Service Date, allocations of 46% of the Net Profits and Net Losses

•	From and after the 20th anniversary of the Placed In Service Date, allocations of 15% of the Net Profits and Net Losses

REC Income and Other Income

•

Allocations of 25% of REC Income and distributions of all Available Cash that results from such REC Income up to the amount set forth on Schedule 8 for the applicable Fiscal Year and 45% of any REC Income that exceeds the applicable scheduled amount as set forth on Schedule 8

•	Allocations of 25% of Other Income and distributions of all Available Cash that results from such Other Income for the applicable Fiscal Year

Available Cash

•	From the Effective Date until the last day of the Class A Initial Allocation Period, distributions of 94% of Available Cash (other than REC Income, Other Income and Available Cash resulting therefrom)

•

From the first day following the end of the Class A Initial Allocation Period, until the day before the 20th anniversary of the Placed In Service Date, distributions of 46% of Available Cash (other than REC Income, Other Income and Available Cash resulting therefrom)

•	From and after the 20th anniversary of the Placed In Service Date, distributions of 15% of Available Cash (other than REC Income, Other Income and Available Cash resulting therefrom)

Schedule 5

SCHEDULE 6

BASELINE NET REVENUE

Quarter	Baseline Net
Ending	Revenue

12/31/2015	1,553,271

3/31/2016	1,262,673

6/30/2016	987,649

9/30/2016	1,303,332

12/31/2016	1,527,726

3/31/2017	1,262,885

6/30/2017	999,531

9/30/2017	1,319,510

12/31/2017	1,547,319

3/31/2018	1,349,473

6/30/2018	1,073,356

9/30/2018	1,396,613

12/31/2018	1,637,901

3/31/2019	1,365,535

6/30/2019	1,085,765

9/30/2019	1,413,577

12/31/2019	1,658,375

3/31/2020	1,398,692

6/30/2020	1,098,514

9/30/2020	1,430,956

12/31/2020	1,679,301

3/31/2021	1,380,786

6/30/2021	1,097,266

9/30/2021	1,429,397

12/31/2021	1,677,950

3/31/2022	1,379,482

6/30/2022	989,224

9/30/2022	1,427,721

12/31/2022	1,676,426

3/31/2023	1,378,003

Schedule 6

6/30/2023	1,094,486

9/30/2023	1,425,778

12/31/2023	1,674,562

3/31/2024	1,392,758

6/30/2024	1,092,713

9/30/2024	1,423,402

12/31/2024	1,672,178

3/31/2025	1,373,976

6/30/2025	1,090,584

9/30/2025	1,420,520

12/31/2025	1,669,191

3/31/2026	1,371,214

6/30/2026	1,087,988

9/30/2026	1,416,983

12/31/2026	1,665,439

3/31/2027	1,367,805

6/30/2027	1,084,845

9/30/2027	1,412,693

12/31/2027	1,660,823

3/31/2028	1,380,057

6/30/2028	1,081,070

9/30/2028	1,407,537

12/31/2028	1,655,217

3/31/2029	1,358,705

6/30/2029	971,842

9/30/2029	1,401,514

12/31/2029	1,648,623

3/31/2030	1,352,917

6/30/2030	1,071,540

9/30/2030	1,394,524

12/31/2030	1,640,930

3/31/2031	1,346,220

6/30/2031	1,065,672

9/30/2031	1,386,524

Schedule 6

12/31/2031	1,632,095

3/31/2032	1,354,662

6/30/2032	1,058,995

9/30/2032	1,377,431

12/31/2032	1,622,031

3/31/2033	1,329,925

6/30/2033	1,051,560

9/30/2033	1,367,319

12/31/2033	1,610,603

Schedule 6

SCHEDULE 7

TRANSFER PLAN

Transfers from US Geothermal Inc. to Raft River Energy I LLC

TRANSFER REQUIRED
Geothermal Leases	Dated	Consent	Party	Notes	Recording
Required
Stewart	12/1/04	none	Reid S and Ruth O
Stewart
Crank	6/28/03	none	Janice Crank and the		Yes
children of Paul Crank
Newbold	3/1/04	none	Jay Newbold		Yes
Doman	6/23/05	none	Dale and Rhonda B		Yes
Doman
Glover	1/25/06	none	Phil Glover		Yes

Contracts
Power Purchase	12/29/04	yes	Idaho Power Company	Reasonable
Agreement
Power Plant Supply	12/5/05	yes	Ormat Nevada	Reasonable
EPC
12 MW Power	6/24/05	notice	Bonneville Power	30 to 60
Transmission			Administration	days
Agreement
Drilling Contract	5/25/06	yes	Union Drilling	Reasonable

Permits
Geothermal Resource Permits
43-GR-19 (RRGE-1)	4/21/05	none	Idaho Department of
Water Resources
43-GR-20 (RRGE-2)	4/21/05	none	Idaho Department of
Water Resources
43-GR-21 (RRGE-3)	4/21/05	none	Idaho Department of
Water Resources
43-GR-22 (RRGE-4)	4/21/05	none	Idaho Department of
Water Resources
43-GR-23 (RRGE-5)	4/21/05	none	Idaho Department of
Water Resources
43-GR-24 (RRGE-6)	4/21/05	none	Idaho Department of
Water Resources
43-GR-25 (RRGE-7)	4/21/05	none	Idaho Department of
Water Resources
MW-1	4/21/05	none	Idaho Department of
Water Resources

Schedule 7

MW-2	4/21/05	none	Idaho Department of
Water Resources
MW-3	4/21/05	none	Idaho Department of
Water Resources
MW-4	4/21/05	none	Idaho Department of
Water Resources
MW-5	4/21/05	none	Idaho Department of
Water Resources
MW-6	4/21/05	none	Idaho Department of
Water Resources
MW-7	4/21/05	none	Idaho Department of
Water Resources
Injection Well Permits
43-W001001	6/3/05	none	Idaho Department of
Water Resources
43-W001002	6/3/05	none	Idaho Department of
Water Resources
Conditional Use	4/21/05	none	Cassia County
Permit

Capital Transfers
2005 Capital	$882,803	none	Engineering, Reports,
Investment Items			Studies, Design
14 wells	$480,911	none	Book Value
$1,363,714

No Transfer Required
TO BE SIGNED BY RAFT RIVER ENERGY I LLC
Transmission	3/9/06	none	Raft River Rural Electric Coop
Interconnect Services
Pipeline Crossing	6/1/06	none	Raft River Highway District
Easement
Pipeline Construction	5/22/06	none	Industrial Builders
and Installation
Transmission Line	Pending	none	Raft River Rural Electric Coop
Construction Contract
Well Distribution Line	5/16/06	none	Raft River Rural Electric Coop
Contract
Well Distribution Line	Pending	none	Raft River Rural Electric Coop
O&M Contract
Drilling Services	7/17/06	none	Weatherford Services
Contract
Drilling Equipment and	7/26/06	none	Baker Hughes/Baker Petrolite
Supply

Schedule 7

PERMITS HELD BY Raft River Energy I LLC
Idaho Air Quality Permit	5/26/06	none	Idaho Dept of
to Construct			Environmental Quality
Authorization to reuse	Pending	none	Idaho Dept of
Cooling Water			Environmental Quality
Cassia County Building	Pending		Cassia County
Permit

AGREEMENT TO BE COMPLETED
Non Exclusive Surface Easement
US Geothermal Inc.	Pending	none	US Geothermal Inc.	Yes
Water Rights Lease
US Geothermal Inc.	Pending	none	US Geothermal Inc.	Yes
Geothermal Lease
US Geothermal Inc.	Pending	none	US Geothermal Inc.	Yes

Schedule 7

SCHEDULE 8

SCHEDULED REC INCOME AMOUNTS

Fiscal Year	$ /MWh
2008	7.50
2009	7.00
2010	6.50
2011	6.00
2012	5.50
2013	5.00
2014	4.75
2015	4.75
2016	4.75
2017	4.75

Schedule 8

SCHEDULE 9

BASELINE CAPITAL EXPENDITURE PLAN

See attached.

Schedule 9

SCHEDULE 9

BASELINE CAPITAL EXPENDITURE PLAN

	2016				2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Inventory Purchases
10E amp 4160 fuses for PCM, 3 each.	0	0	1,700	0	0	0	0	0
Lube oil/seal oil heat exchanger and fan.	3,800	0	0	0	0	0	0	0
Lube oil/seal oil air operated pumps, 2 each.	2,800	0	0	0	0	0	0	0
2 sets rebuild kits for air operated lube oil pumps.	2,000	0	0	0	0	0	0	0
6 Spare API rings for well head work.	0	0	1,400	0	0	0	0	0
Spare PCM lube oil pump and motor.	0	0	3,000	0	0	0	0	0
Spare PCM cooling water pump and motor.	0	0	2,600	0	0	0	0	0
Replacement compressors for plant air compressors.	16,000	0	0	0	0	0	0	0
Spare VFD for oil/cooling water at PCM's.	0	350	0	0	0	0	0	0
Spare feed pump.	0	0	0	60,000	0	0	0	0
Spare cooling fan for cooling tower fan VFD.	0	0	1,000	0	0	0	0	0
Spare Flexim flowmeter.	7,500	0	0	0	0	0	0	0
Spare production pump head shaft nuts	1,800	0	0	0	0	0	0	0
Spare parts 2017	0	0	0	0	20,000	0	0	0
Spare parts 2018	0	0	0	0	0	0	0	0
Spare parts 2019	0	0	0	0	0	0	0	0
Spare parts 2020	0	0	0	0	0	0	0	0
Total Inventory Purchases	33,900	350	9,700	60,000	20,000	0	0	0

Capital Expenditures
New Operator truck	35,000	0	0	0	0	0	0	0
Replace HMI SCADA computers	0	0	0	0	0	0	0	0
Upgrade PLC's and panel view's at 3 prod wells and RO.	0	28,000	0	0	0	0	0	0
Vibration monitoring equipment/software (E-Monitor)	0	50,000	0	0	0	0	0	0
Second RS logix 5000 license for I&C laptop.	8,000	0	0	0	0	0	0	0
PT's/CT's/MTAP's for PdMA of MV Motors	0	21,940	0	0	0	0	0	0
Purchase aditional tool storage	0	0	7,000	0	0	0	0	0
Backup generator for RO bldg comms cabinet	0	7,000	0	0	0	0	0	0
Awning for lunch area at plant	0	0	2,000	0	0	0	0	0
Update site lighting to LED lights	35,000	0	0	0	0	0	0	0
Wide angle and telephoto lenses for IR camera.	2,750	0	0	0	0	0	0	0
Fluke 700G Pressure Calibrator.	0	1,000	0	0	0	0	0	0
Upgrade well head instrumentation plumbing at RRG-4.	0	3,500	0	0	0	0	0	0
Install site security camera system.	10,000	0	0	0	0	0	0	0
Install gates to control site access.	0	0	3,200	0	0	0	0	0
Purchase Hytorc tool	6,000	0	0	0	0	0	0	0
Upgrade support structure for RRG-2	0	70,000	0	0	0	0	0	0
Upgrade pump support foundation at RO	2,000	0	0	0	0	0	0	0
Install insitu vibration monitoring equipment.	0	4,500	0	0	0	0	0	0
Upgrade SCADA to Allen Bradley Factory Talk	0	0	0	0	0	0	0	0
4 copper/brass heat exchangers to replace aluminum at PCM's.	0	0	0	0	0	16,800	0	0
IR Windows for MCC switchgear.	0	0	0	0	0	2,200	0	0
Schweitzer motor protection relays for production wells.	0	0	0	0	0	11,200	0	0
Upgrade support structure for RRG-1	0	0	0	0	0	70,000	0	0
Upgrade support structure for RRG-4	0	0	0	0	0	70,000	0	0
Insulate pipeline to RRG-9.	0	0	0	0	0	0	0	0
Upgrade support structure for RRG-7	0	0	0	0	0	0	0	0
Total Capx	98,750	185,940	12,200	0	0	170,200	0	0

Total Capx & Inventory Purchases	132,650	186,290	21,900	60,000	20,000	170,200	0	0

SCHEDULE 10

ALLOCATIONS FOLLOWING MEMBER B CAPITAL CONTRIBUTIONS

During the Class A Initial Allocation Period, the Member A allocation percentage of Net Profits and Net Losses shall be:

[Baseline Net Revenue / (Baseline Net Revenue + Capital Improvement Net Cash Flow)] * 0.99

After the Class A Initial Allocation Period ends, the Member A allocation percentage of Net Profits and Net Losses shall be:

[Baseline Net Revenue / (Baseline Net Revenue + Capital Improvement Net Cash Flow)] * 0.05

Schedule 10

Exhibit A

MAP OF SITE

See attached.

Exhibit A

Exhibit B

Form of Convertible Note

See attached.

Execution Version

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. ACCORDINGLY, THIS NOTE AND ANY SECURITIES INTO WHICH IT MAY BE CONVERTED MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (1) AN OPINION OF COUNSEL SATISFACTORY TO U.S. GEOTHERMAL INC. THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (2) SUCH REGISTRATION.

CONVERTIBLE PROMISSORY NOTE (“NOTE”)

$1,597,000	December 14, 2015
Boise, Idaho

For value received U.S. Geothermal Inc., a Delaware corporation (the “Company”), promises to pay to Goldman, Sachs & Co., a New York limited partnership, at 200 West Street, New York, New York 10282 or its assigns (“Holder”) the principal sum of $1,597,000 together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

1.                  Interest Rate. The Company promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of 8.0% per annum and shall accrue daily. Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

2.                  Maturity; Payments; Prepayment; Waiver of Presentment.

(a)                  Maturity Date. Subject to Section 3(a), the outstanding principal amount and all unpaid accrued interest shall be payable on the earlier of (i) March 31, 2016 and (ii) the date of consummation of a transaction resulting in a change of control of the Company (the “Maturity Date”).

(b)                   Payments. Subject to Section 3, all payments of principal and interest shall be in lawful money of the United States of America and shall be payable at the address set forth in the opening paragraph of this Note unless another place of payment shall be specified in writing by Holder.

(c)                  Interest Payment. Unless converted in accordance with Section 3, the Company shall pay the Holder all accrued and unpaid interest on the Maturity Date.

(d)                  Waiver. The Company hereby waives demand, diligence, notice, presentment, and protest and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time, at the sole discretion of the Holder, and that the Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

(e)                  Prepayment. The Company may prepay the principal and accrued interest due hereunder without the consent of the Holder, and without payment of any penalty or premium. Any prepayment made by the Company shall be applied first to the payment of accrued interest and then to the unpaid principal.

3.                  Payment and Conversion.

(a)                   Conversion. On or before the Maturity Date, the Company may elect to pay up to an aggregate amount of $1,000,000 of principal and interest on this Note by issuance of Conversion Shares at the Conversion Price (the date of such conversion, the “Conversion Date”). The “Conversion Price” shall be the weighted average of the closing prices for the Company’s shares of common stock on the NYSE MKT stock exchange for the ten (10) trading days immediately preceding the Conversion Date as reported by the NYSE MKT (or, if the NYSE MKT is not the principal securities exchange or trading market for the common stock, the closing price of the common stock on the principal securities exchange or trading market where such security is listed or traded as reported by the principal market). “Conversion Shares” means shares of the common stock of the Company that are covered by a Registration Statement filed with the Securities and Exchange Commission and covering the resale on a continuous basis pursuant to Rule 415, on Form S-3. In order to exercise its right to issue Conversion Shares, the Company shall deliver a notice to the Holder on or prior to the Maturity Date, which notice shall include a stock certificate representing the Conversion Shares or such other evidence of share ownership as is reasonably acceptable to the Holder. Notwithstanding anything to the contrary set forth herein, neither the Company nor the Holder has any conversion rights other than the conversion of up to an aggregate amount of $1,000,000 of principal and interest on this Note on the Conversion Date pursuant to this Section 3(a). Without limiting the foregoing, in the event that the Company does not validly issue Conversion Shares on or before the Maturity Date (whether due to a failure to deliver evidence of share ownership or otherwise), the Company shall forfeit any right to pay any portion of the principal and interest on this Note in the form of Conversion Shares.

(b)                  No TSX Sales. The Company and the Holder acknowledge and agree that no Conversion Shares will be offered for sale or sold on the Toronto Stock Exchange (TSX).

(c)                  Beneficial Ownership Limitation. Notwithstanding anything to the contrary, this Note shall not convert into any Conversion Shares that, when aggregated with all other shares of common stock then beneficially owned by the Holder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Holder and its affiliates of more than 9.99% of the then issued and outstanding shares of common stock (the “Beneficial Ownership Limitation”). The Holder and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. To the extent that a portion of the Note is not converted as a result of the Beneficial Ownership Limitation (or for any other reason), that portion of the Note shall be paid in cash on the Maturity Date.

(d)                  Resale Registration Statement. The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective and available for use by Holder under the Securities Act until the date that is the earlier of (i) one year after the Conversion Date or, (ii) such time as all of the Conversion Shares covered by the Registration Statement have been publicly sold by the Holder, or (iii) at such time as all of the Conversion Shares become transferable without any restrictions or limitations in accordance with Rule 144(b)(1) (or any successor provision).

(e)                  Fractional Shares. No fractions of a share of Conversion Shares shall be issued, but in lieu thereof the Holder otherwise entitled to a fraction of a Conversion Share or an Additional Share shall be entitled to receive an amount of cash (without interest) determined by multiplying the Conversion Price by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

(f)                  Cash Payment. Any portion of principal or interest under this Note that is not paid through the issuance of Conversion Shares on the Maturity Date shall be due and payable in cash on the Maturity Date.

4.                  Default.

(a)                  Each of the following events shall be an “Event of Default” hereunder:

(i)                  the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(ii)                  an involuntary petition is filed against the Company under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

(iii)                  the Company executes an assignment with respect to substantially all of its assets;

(iv)                  failure of the Company to pay when due any amount owed to the Holder; and

(v)                  the Company breaches any obligation under this Note in any material respect and fails to cure such breach within fifteen (15) days of the Company receiving notice of such breach from Holder.

(b)                  Upon the occurrence of any Event of Default hereunder, (i) until such amounts are paid in full, any amounts owing hereunder shall bear interest at a rate equal to twelve percent (12%) per annum, and such rate shall increase by one percent (1.0%) every ninety (90) days until such amounts are paid in full, (ii) all unpaid principal, accrued interest and other amounts owing under this Note shall automatically and immediately become due, payable and collectible by Holder pursuant to applicable law, (iii) any amounts that would be distributed or otherwise paid to the Company under the Second Amended and Restated Operating Agreement of Raft River Energy I LLC, dated as of the date hereof, shall be paid by Raft River Energy I LLC directly to the Holder in accordance with Section 14.12 thereunder, and (iv) the Holder may pursue any other rights or remedies it may have at law or in equity.

5.                  Miscellaneous.

(a)                  Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. The Company may not assign its rights or obligations under this Note without the prior written consent of Holder. Holder shall have the unconditional right to assign its rights and obligations under this Note without the prior written consent of Company. Any assignment by either party must be made in accordance with the requirements of all applicable securities laws and regulations.

(b)                  Governing Law. This Note shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule.

(c)                  Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(d)                  Notices. All notices, payments, demands or communications required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to be delivered, given and received for all purposes (a) as of the date and time of actual receipt, in the case of notices delivered personally; (b) one day after deposit with a nationally recognized overnight delivery service; (c) if sent by electronic mail or facsimile, upon confirmed receipt by recipient; or (d) five (5) days after deposit in registered or certified United States mail return receipt requested, as applicable. If not emailed or faxed, such notices, payments, demands or communications shall be delivered personally to the recipient or to an officer of the recipient to whom the same is directed, or sent by registered or certified United States mail return receipt requested, or by nationally recognized overnight delivery service, addressed at the addresses specified on the signature page hereto or to such other address as may be specified from time to time by notice to parties hereto.

(e)                   Modification; Waiver. This Note may only be amended or waived in a writing signed by both the Company and the Holder.

(f)                  Entire Agreement. This Note constitutes the entire agreement of the parties in respect of the subject matter hereof.

(g)                  Maximum Rate. Notwithstanding anything herein to the contrary, if at any time any interest rate applicable under this Note, together with all fees, charges and other amounts that are treated as interest on this Note under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Holder in accordance with applicable law, the rate of interest payable in respect hereof, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

COMPANY:

U.S. GEOTHERMAL INC., a Delaware corporation

By:
Name:
Title:

Address:	390 E. Parkcenter Blvd., Suite 250
Boise, Idaho 83706

ACKNOWLEDGED AND AGREED BY

HOLDER:

GOLDMAN, SACHS & CO., a New York limited partnership

By:     ____________________________
Name: Pooja Goyal
Title: Managing Director

Address:	200 West Street
New York, New York 10282
Attn: Charles Cognata

[Signature Page to Promissory Note]

Exhibit C

Form of Selling Shareholder Questionnaire

See attached.

SELLING STOCKHOLDER QUESTIONNAIRE

U.S. Geothermal Inc.
390 E. Parkcenter Blvd.
Suite 250
Boise, ID 83706

Ladies and Gentlemen:

The undersigned acknowledges that it/he/she will be the beneficial owner of securities of U.S. Geothermal Inc. (the "Company"). The undersigned understands that, it will be named as a selling stockholder in the prospectus that forms a part of the Company's Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement registers for resale under the Securities Act of 1933, as amended (the "Securities Act"), the securities the undersigned is expected to receive upon conversion of the promissory note (the "Registrable Securities"). The Company will use the information that the undersigned provides in this Questionnaire to ensure the accuracy of the Registration Statement and the prospectus.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of securities to be registered under the Registration Statement are advised to consult their own securities counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

The undersigned acknowledges that by completing, dating, executing and returning this Questionnaire to the Company, the undersigned is giving written notice to the Company of its desire to have the securities disclosed in response to Question 5(b) of this Questionnaire included in the Registration Statement.

Please answer every question.

If the answer to any question is "none" or "not applicable," please so state.

1.                  Name. Type or print the full legal name of the selling securityholder.

Goldman, Sachs & Co.

2.                  Contact Information. Provide the address, telephone number, fax number and email address of the selling securityholder.

Address:	200 West Street

New York, NY 10282

Phone:	(212) 902 - 1000

Fax:	(212) 256-4809

Email:	Charles.cognata@gs.com

3.                  Relationship with the Company. Describe the nature of any position, office or other material relationship the selling securityholder has had with the Company during the past three years.

The Company and an affiliate of the selling stockholder are co-investors in Raft River Energy I LLC. The selling stockholder and/or its affiliates may have provided, or pitched, investment banking or other services customarily provided by financial institutions for customary fees. Additionally, the selling stockholder and/or its affiliates own Company stock, but such ownership represents less than 1% of the Company’s total stock outstanding

4.                  Organizational Structure. Please indicate or (if applicable) describe how the selling securityholder is organized.

Is the selling securityholder a natural              _____ Yes       _X__ No
person?

(If so, please mark the box and skip to Question 5.)

Is the selling securityholder a reporting          ___ Yes           _X__ No
company under the Securities Exchange
Act of 1934, as amended (the "Exchange
Act")?

(If so, please mark the box and skip to Question 5.)

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Is the selling securityholder a majority-           _X__ Yes           ___ No
owned subsidiary of a reporting company
under the Exchange Act?

(If so, please mark the box and skip to Question 5.)

Is the selling securityholder a registered           ___ Yes           ___ No
investment company under the Investment
Company Act of 1940?

(If so, please mark the box and skip to Question 5.)

If the answer to all of the foregoing questions is "no," please describe: (i) the exact legal description of the selling securityholder (e.g., corporation, partnership, limited liability company, etc.); (ii) whether the legal entity so described is managed by another entity and the exact legal description of such entity (repeat this step until the last entity described is managed by a person or persons, each of whom is described in any one of (a) through (d) above); (iii) the names of each person or persons having voting and investment control over the Company's securities that the entity owns (e.g., director(s), general partner(s), managing member(s), etc.).

(a)	Legal Description of Entity:

(b)	Name of Entit(ies)/(y) Managing Such Entity (if any):

(c)	Name of Entit(ies)/(y) Managing such Entit(ies)/(y) (if any):

(d)                   Name(s) of Natural Person(s) Having Voting or Investment Control Over the Shares Held by such Entit(ies)/(y):

5.                  Ownership of the Company’s Securities. This question covers beneficial ownership of the Company's securities. Please consult Appendix A to this Questionnaire for information as to the meaning of "beneficial ownership." State (a) the number of shares of the Company's common stock (including any shares issuable upon exercise of warrants or other convertible securities) that the selling securityholder beneficially owned as of the date this Questionnaire is signed, other than the shares to be issued upon conversion of the promissory note:

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(a)	Number of shares of common stock and other equity securities owned:

Up to $1 million worth of shares at direction of company based on the 10 day weighted average price proceeding March 31, 2016.

6.                  Broker-Dealer Status.

(a)

Is the selling securityholder a broker-           _X__ Yes           ___ No
dealer?

(b)

If the answer to Section 6(a) is "yes," did      ___ Yes             _X__ No
the selling securityholder receive the
Registrable Securities as compensation for
investment banking services to the
Company?

(c)

Is the selling securityholder an affiliate of       ___ Yes          __X_ No
a broker-dealer?

(d)

If the selling securityholder is an affiliate         ___ Yes          ___ No
of a broker-dealer, does the selling
securityholder certify that it purchased the
Registrable Securities in the ordinary
course of business, and at the time of the
purchase of the Registrable Securities to
be resold, the selling securityholder had
no agreements or understandings, directly
or indirectly, with any person to distribute
the Registrable Securities?

Note: If the answer to 6(d) is "no," SEC guidance has indicated that the selling securityholder should be identified as an underwriter in the Registration Statement.

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7.                  Plan of Distribution. Do you have any agreement, “arrangement” or understanding with any securities underwriter, broker or dealer relating to the sale or proposed sale of any of the shares of Common Stock of the Company held by you, or as to which you have the right to acquire, as listed above in response to Question 5(b)?

___ Yes           _X__ No

If the answer is “yes”, please describe:

__________________________________________________________________

__________________________________________________________________

8.                  Legal Proceedings with the Company. Is the Company a party to any pending legal proceeding in which the selling securityholder is named as an adverse party?

___ Yes         _X__ No

State any exceptions here:

__________________________________________________________________

__________________________________________________________________

9.                  Reliance on Responses. The undersigned acknowledges and agrees that the Company and its legal counsel shall be entitled to rely on its responses in this Questionnaire in all matters pertaining to the Registration Statement and the sale of any Registrable Securities pursuant to the Registration Statement.

If the Company is required to file a new or additional registration statement to register Registrable Securities beneficially owned by the selling securityholder, the undersigned hereby agrees to complete and return to the Company, upon the request of the Company, a new Questionnaire (in a form substantially similar to this Questionnaire).

If the selling securityholder transfers all or any portion of its Registrable Securities after the date on which the information in this Questionnaire is provided to the Company, the undersigned hereby agrees to notify the transferee(s) at the time of transfer of its rights and obligations hereunder.

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By signing below, the undersigned represents that the information provided herein is accurate and complete. By signing below, the undersigned consents to the disclosure of the information contained herein and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By: _________________________________________________________________
Name: Pooja Goyal
Title: Managing Director

AS SOON AS POSSIBLE, PLEASE EMAIL A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

U.S. Geothermal Inc.
390 E. Parkcenter Blvd.
Suite 250
Boise, ID 83706
Attn: Kerry Hawkley
Fax: (208) 424-1030
E-mail: Khawkley@usgeothermal.com

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APPENDIX A

DEFINITION OF "BENEFICIAL OWNERSHIP"

1.                  A "Beneficial Owner" of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(a)                  Voting power which includes the power to vote, or to direct the voting of, such security; and/or

(b)                  Investment power which includes the power to dispose, or direct the disposition of, such security.

Please note that either voting power or investment power, or both, is sufficient for you to be considered the beneficial owner of shares.

2.                  Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of the federal securities acts shall be deemed to be the beneficial owner of such security.

3.                  Notwithstanding the provisions of paragraph (1), a person is deemed to be the "beneficial owner" of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including but not limited to any right to acquire: (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in (a), (b) or (c) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power.

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